CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
$1,100,000,000 1.241% Senior Fixed-to-Floating Rate Notes due 2024	$1,100,000,000	$142,780.00
$1,000,000,000 2.201% Senior Fixed-to-Floating Rate Notes due 2031	$1,000,000,000	$129,800.00
$400,000,000 Senior Floating Rate Notes due 2024	$400,000,000	$51,920.00

(1)	Calculated in accordance with Rule 457(r) of the U.S. Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-233354

PROSPECTUS SUPPLEMENT

(To prospectus dated August 19, 2019)

Mizuho Financial Group, Inc.

$1,100,000,000 1.241% Senior Fixed-to-Floating Rate Notes due 2024

$1,000,000,000 2.201% Senior Fixed-to-Floating Rate Notes due 2031

$400,000,000 Senior Floating Rate Notes due 2024

Mizuho Financial Group, Inc., a joint stock corporation incorporated with limited liability under the laws of Japan (“Mizuho Financial Group” or the “Issuer”), will issue an aggregate principal amount of $1,100,000,000 of senior fixed-to-floating rate notes due July 10, 2024 (the “4-year Notes”) and an aggregate principal amount of $1,000,000,000 of senior fixed-to-floating rate notes due July 10, 2031 (the “11-year Notes” and, together with the 4-year Notes, the “Fixed-to-Floating Rate Notes”).

The 4-year Notes will bear interest (i) commencing July 10, 2020 to, but excluding, July 10, 2023 (the “4-year Notes Fixed Rate Period”), at the fixed rate of 1.241% per annum, payable semi-annually in arrears on January 10 and July 10 of each year, with the first fixed rate interest payment to be made on January 10, 2021 and (ii) from and including July 10, 2023 to, but excluding, July 10, 2024 (the “4-year Notes Floating Rate Period”), at a per annum floating rate equal to a benchmark rate (which will initially be LIBOR for three-month deposits for U.S. dollars (“three-month U.S. dollar LIBOR”)) plus 0.99%, reset quarterly, determined as described under “Description of the Notes—Floating Rate Interest” in this prospectus supplement, payable quarterly in arrears on October 10 of 2023 and January 10, April 10 and July 10 of 2024. The 4-year Notes will mature on July 10, 2024.

The 11-year Notes will bear interest (i) commencing July 10, 2020 to, but excluding, July 10, 2030 (the “11-year Notes Fixed Rate Period”), at the fixed rate of 2.201% per annum, payable semi-annually in arrears on January 10 and July 10 of each year, with the first fixed rate interest payment to be made on January 10, 2021 and (ii) from and including July 10, 2030, but excluding, July 10, 2031 (the “11-year Notes Floating Rate Period”), at a per annum floating rate equal to a benchmark rate (which will initially be three-month U.S. dollar LIBOR) plus 1.51%, reset quarterly, determined as described under “Description of the Notes—Floating Rate Interest” in this prospectus supplement, payable quarterly in arrears on October 10 of 2030 and January 10, April 10 and July 10 of 2031. The 11-year Notes will mature on July 10, 2031.

Mizuho Financial Group will also issue an aggregate principal amount of $400,000,000 of senior floating rate notes due July 10, 2024 (the “Floating Rate Notes,” and together with the Fixed-to-Floating Rate Notes, the “Notes”). The Floating Rate Notes will bear interest commencing July 10, 2020 at a per annum floating rate equal to a benchmark rate (which will initially be three-month U.S. dollar LIBOR) plus 0.99%, reset quarterly, determined as described under “Description of the Notes—Floating Rate Interest” in this prospectus supplement, payable quarterly in arrears on January 10, April 10, July 10 and October 10 of each year, beginning on October 10, 2020. The Floating Rate Notes will mature on July 10, 2024.

Mizuho Financial Group may redeem, at its option, the Notes of each series, in whole, but not in part, on the date that is one year prior to the maturity date of such series of Notes, at the applicable redemption price. See “Description of Notes—Optional Redemption.” In addition, Mizuho Financial Group may at its option redeem the Notes of each series, in whole, but not in part, upon the occurrence of certain changes in Japanese tax law, subject to certain conditions. See “Description of the Notes—Optional Tax Redemption.” The Notes will not be subject to any sinking fund. Each series of the Notes will be represented by one or more global notes deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”). The Notes will be issued only in registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Each series of the Notes is intended to qualify as external total loss-absorbing capacity (“TLAC”) debt under the Japanese TLAC Standard (as defined below). The Notes will be Mizuho Financial Group’s direct, unconditional, unsubordinated and unsecured obligations and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding. See also “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.”

Approval-in-principle has been received for the listing and quotation of the Notes on the Official List of the Singapore Exchange Securities Trading Limited (the “SGX-ST”). The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained herein. Admission of the Notes to the Official List of the SGX-ST and quotation of the Notes on the SGX-ST are not to be taken as an indication of the merits of Mizuho Financial Group, its subsidiaries and associated companies or the Notes.

Investing in the Notes involves risks. You should carefully consider the risk factors set forth in “Item 3.D. Key Information—Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”), and in the “Risk Factors” section beginning on page S-10 of this prospectus supplement before making any decision to invest in the Notes.

	Per 4-year Note	Per 11-year Note	Per Floating Rate Note	Total
Public offering price(1)	100.000%	100.000%	100.000%	$2,500,000,000
Underwriting commission	0.250%	0.450%	0.250%	$8,250,000
Proceeds, before expenses, to us(1)	99.750%	99.550%	99.750%	$2,491,750,000

(1)	Plus accrued interest from July 10, 2020, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes offered by this prospectus supplement and the accompanying prospectus are being offered by the underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and to certain further conditions. It is expected that the Notes will be delivered in book-entry form only, on or about July 10, 2020, through the facilities of DTC and its participants, including Euroclear and Clearstream.

Joint Lead Managers and Joint Bookrunners

Mizuho Securities	J.P. Morgan
BofA Securities	Goldman Sachs & Co. LLC

Senior Co-Managers

Citigroup	Natixis

Co-Managers

Daiwa Capital Markets
BNY Mellon Capital Markets, LLC	CastleOak Securities, L.P.	CIBC Capital Markets
Citizens Capital Markets	Crédit Agricole CIB	Danske Markets

ICBC Standard Bank	ING	KKR	Korea Development Bank

Loop Capital Markets	Mischler Financial Group, Inc.	Rabo Securities

R. Seelaus & Co., LLC	Ramirez & Co., Inc.	Santander	Siebert Williams Shank

The date of this prospectus supplement is July 6, 2020.

Prospectus Supplement

Prospectus

S-i

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended, (the “Financial Instruments and Exchange Act”) and are subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957), as amended (the “Special Taxation Measures Act”). The Notes may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used in this sentence means any person resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. See “Underwriting (Conflicts of Interest).” The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with Mizuho Financial Group as described in Article 6, Paragraph 4 of the Special Taxation Measures Act (a “specially-related person of Mizuho Financial Group”) or (ii) a Japanese designated financial institution, designated in Article 6, Paragraph 9 of the Special Taxation Measures Act, except as specifically permitted under the Special Taxation Measures Act. BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

Interest payments on the Notes generally will be subject to Japanese withholding tax unless it is established that such Notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group, (ii) a Japanese designated financial institution described in Article 6, Paragraph 9 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, financial institution or financial instruments business operator described in Article 3-3, Paragraph 6 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the Notes to an individual resident of Japan, to a Japanese corporation not described in the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group will be subject to deduction in respect of Japanese income tax at a current rate of 15.315% of the amount of such interest.

The European Economic Area

PROHIBITION OF SALES TO EEA AND UK RETAIL INVESTORS—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or the EEA, or the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, or MiFID II as amended; or (ii) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014, or the PRIIPs Regulation as amended, for offering or selling the Notes or otherwise making them available to any retail investors in the EEA or the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation.

S-ii

United Kingdom

There are restrictions on the offer and sale of the notes in the UK. All applicable provisions of the Financial Services and Markets Act 2000, or FSMA, with respect to anything done by any person in relation to the notes in, from, or otherwise involving, the UK must be complied with. See “Underwriting—Notice to Prospective Investors in the UK.”

This prospectus supplement is being distributed only to and is directed only at persons located outside the UK or in the UK to (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Singapore

SINGAPORE SFA PRODUCT CLASSIFICATION: Solely in connection with its obligations under Section 309B of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309(A)(1) of the SFA) of the classification of the Notes as prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Notes and also adds to, updates and changes information contained in the prospectus filed with the SEC dated August 19, 2019, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior and subordinated debt securities and gives more general information, some of which may not apply to the Notes. If the description of the Notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain in a number of places forward-looking statements regarding our intent, belief, targets or current expectations of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. In many cases, but not all, we use such words as “aim,” “anticipate,” “believe,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “strive,” “target” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

We have identified some of the risks inherent in forward-looking statements in “Item 3.D. Key Information—Risk Factors” of our most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

S-iv

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, “MHFG,” “Mizuho Group,” “we,” “us,” and “our” refer to Mizuho Financial Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. “Mizuho Financial Group” refers to Mizuho Financial Group, Inc. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein. We use the word “you” to refer to prospective investors in the Notes and the word “Noteholder” or “Noteholders” to refer to the holders of the Notes.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Unless otherwise specified, for purposes of this prospectus supplement, we have presented our financial information in accordance with U.S. GAAP. Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

There are certain differences between U.S. GAAP and Japanese GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein or in the accompanying prospectus is presented in accordance with U.S. GAAP or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. See “Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus supplement and the accompanying prospectus, references to “U.S. dollars,” “dollars,” “U.S. $” and “$” refer to the lawful currency of the United States, those to “EUR” and “€” refer to the currency of the European Economic and Monetary Union and those to “yen” and “¥” refer to the lawful currency of Japan. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus supplement and the accompanying prospectus, yen figures and percentages presented in accordance with U.S. GAAP have been rounded to the figures shown, and yen figures and percentages presented in accordance with Japanese GAAP have been truncated to the figures shown, except for figures based on managerial accounting, which are rounded, and, in each case, unless otherwise specified. However, in some cases, figures presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

The Mizuho Group

Mizuho Financial Group is a Japanese bank holding company that is the ultimate parent company of the Mizuho Group, one of the largest financial institution groups in the world. We provide a broad range of financial services in domestic and overseas markets. The principal activities and subsidiaries are the following:

•

Mizuho Bank, Ltd. (“Mizuho Bank”) provides a wide range of financial products and services mainly in relation to deposits, lending and exchange settlement to individuals, small and medium enterprises (“SMEs”), large corporations, financial institutions, public sector entities and foreign corporations, including foreign subsidiaries of Japanese corporations;

•

Mizuho Trust & Banking Co., Ltd. (“Mizuho Trust & Banking”) provides products and services related to trust, real estate, securitization and structured finance, pension and asset management and stock transfer agency; and

•	Mizuho Securities Co., Ltd. (“Mizuho Securities”) provides full-line securities services to individuals, corporations, financial institutions and public sector entities.

We also provide products and services such as those related to trust and custody, asset management, private banking, research services, information technology-related services and advisory services for financial institutions through various subsidiaries and affiliates.

•	As of March 31, 2020, Mizuho Bank had approximately 24 million individual customers.

•	As of March 31, 2020, Mizuho Securities had approximately 1.80 million comprehensive securities accounts.

•	As of March 31, 2020, Mizuho Bank had approximately 100,000 SMEs and Middle-market borrowers, etc.

•	As of March 31, 2020, customers of Mizuho Bank included approximately 70% of all companies listed in Japan.

•	As of March 31, 2020, approximately 80% of the Forbes Global 200, which represents the top 200 corporations from the Forbes Global 2000, excluding financial institutions, was customers of Mizuho Bank.

See “Item 4.B. Information on the Company—Business Overview” in our annual report for the fiscal year ended March 31, 2020 on Form 20-F, which is incorporated herein by reference.

As of March 31, 2020, we had total assets of ¥211.2 trillion, total deposits of ¥144.9 trillion and total MHFG shareholders’ equity of ¥8.5 trillion. For the fiscal year ended March 31, 2020, we recorded net income attributable to MHFG shareholders of ¥150.2 billion.

Our corporate headquarters are located at 1-5-5 Otemachi, Chiyoda-ku, Tokyo, Japan. Our main telephone number is +81-3-5224-1111, and our corporate website is https://www.mizuho-fg.com. The information on the website is not incorporated by reference into this prospectus supplement.

Recent Developments and Outlook

Impact of the COVID-19 Pandemic

The ongoing COVID-19 pandemic has put pressure on the global economy, including Japan. This challenging market environment adversely affected our financial results for the fiscal year ended March 31, 2020, resulting in a significant increase in credit-related costs to ¥171.7 billion, an increase of ¥152.1 billion from the previous fiscal year, as well as an increase in impairment losses related to Japanese stocks (based on Japanese GAAP). The increase in credit-related costs was due mainly to the impact of the COVID-19 pandemic, including approximately ¥80.4 billion of additional reserves recorded from a forward-looking perspective (based on Japanese GAAP). For more information, refer to “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein.

We currently expect that the COVID-19 pandemic will continue to have a negative impact on our consolidated earnings and profitability through the fiscal year ending March 31, 2021 based on management’s expectation that the global economy will experience the greatest pressure from the pandemic in the first half of the fiscal year and then move into a recovery stage towards the end of 2021. The extent to which COVID-19 impacts our business, client and borrowers will depend on future developments, which are highly uncertain and cannot be predicted. Among many potential factors from the COVID-19 pandemic that may impact negatively our future results of operations, there is a high likelihood that credit-related costs for the fiscal year ending March 31, 2021 (based on Japanese GAAP) will be even larger than those in the fiscal year ended March 31, 2020.

We also expect a temporary increase in risk-weighted assets as a result of downgrades in borrowers’ credit ratings and an increase in loans to support our customers with liquidity needs, which would apply downward pressure on our common equity tier 1 capital ratio and other capital adequacy ratios, and that such impact will recede gradually as the economic environment recovers from the effects of the pandemic.

The outlook for the fiscal year ending March 31, 2021 set forth above is based on earnings estimates that we prepared under Japanese GAAP, which is the basis of accounting that we use for financial reporting purposes in Japan and Japanese bank regulatory purposes. We do not prepare estimates of our results of operations based on U.S. GAAP, and it is uncertain whether our outlook for the fiscal year ending March 31, 2021 would be substantially different if it had been based on U.S. GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Our current expectations of the impact of the COVID-19 pandemic are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements are based on management’s current views with respect to future events and are subject to risks, uncertainties and assumptions. The forward-looking statements are based on specific estimates, judgments and assumptions, including prospective assumptions about the operating environment, macroeconomic conditions and the financial and operating conditions of our customers and counterparties. Due to the significant risks and uncertainties associated with these estimates, judgments and assumptions, as well as the continuously evolving nature of the COVID-19 pandemic, there can be no assurance that the actual impact of the COVID-19 pandemic on our financial condition, results of operations and capital adequacy ratios will be in line with our estimates or current expectations. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

See “Cautionary Statement Regarding Forward-Looking Statements” and “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the SEC for a further discussion of risks and uncertainties, including risks specifically related to the impact of the COVID-19 pandemic on our business, financial condition and results of operations, and other factors that could cause actual results to differ materially because of those risks and uncertainties.

THE OFFERING

Issuer	Mizuho Financial Group, Inc.

Notes Offered	$1,100,000,000 aggregate principal amount of 1.241% senior fixed-to-floating rate notes due July 10, 2024.

$1,000,000,000 aggregate principal amount of 2.201% senior fixed-to-floating rate notes due July 10, 2031.

$400,000,000 aggregate principal amount of senior floating rate notes due July 10, 2024.

The Notes will be issued in fully registered form, without coupons, in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

Offering Prices	100.000% for the 4-year Notes,

100.000% for the 11-year Notes, and

100.000% for the Floating Rate Notes,

plus, in each case, accrued interest from July 10, 2020, if settlement occurs after that date.

Ranking of the Notes	Each series of the Notes will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding. See also “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.”

Interest on the 4-year Notes	During the 4-year Notes Fixed Rate Period, the 4-year Notes will bear interest from and including July 10, 2020 to, but excluding, July 10, 2023, at a fixed rate of 1.241% per annum, payable semi-annually in arrears on January 10 and July 10 of each year, with the first fixed rate interest payment to be made on January 10, 2021. During the 4-year Notes Fixed Rate Period, interest on the 4-year Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

During the 4-year Notes Floating Rate Period, the 4-year Notes will bear interest from and including July 10, 2023, at a floating rate, payable quarterly in arrears on October 10 of 2023 and January 10, April 10 and July 10 of 2024. The interest rate on the 4-year Notes during the 4-year Notes Floating Rate Period will be a per annum rate, equal to a benchmark rate (which will initially be three-month U.S. dollar LIBOR) plus 0.99%, reset quarterly, determined as described under “Description of the Notes—Floating Rate Interest.” During the 4-year Notes Floating Rate Period, interest on the 4-year Notes will be computed on an actual/360 basis and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). See also “Risk Factors—Risks Relating to the Notes—Additional Considerations Relating to LIBOR and a Benchmark Transition Event” and “Risk Factors—Risks Relating to the Notes—Additional Considerations Relating to the Secured Overnight Financing Rate.”

Interest on the 11-year Notes

During the 11-year Notes Fixed Rate Period, the 11-year Notes will bear interest from and including July 10, 2020 to, but excluding, July 10, 2030, at a fixed rate of 2.201% per annum, payable semi-annually in arrears on January 10 and July 10 of each year, with the first fixed rate interest payment to be made on January 10, 2021. During the 11-year Notes Fixed Rate Period, interest on the 11-year Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

During the 11-year Notes Floating Rate Period, the 11-year Notes will bear interest from and including July 10, 2030, at a floating rate, payable quarterly in arrears on October 10 of 2030 and January 10, April 10 and July 10 of 2031. The interest rate on the 11-year Notes during the 11-year Notes Floating Rate Period will be a per annum rate, equal to a benchmark rate (which will initially be three-month U.S. dollar LIBOR) plus 1.51%, reset quarterly, determined as described under “Description of the Notes—Floating Rate Interest.” During the 11-year Notes Floating Rate Period, interest on the 11-year Notes will be computed on an actual/360 basis and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). See also “Risk Factors—Risks Relating to the Notes—Additional Considerations Relating to LIBOR and a Benchmark Transition Event” and “Risk Factors—Risks Relating to the Notes—Additional Considerations Relating to the Secured Overnight Financing Rate.”

Interest on the Floating Rate Notes

The Floating Rate Notes will bear interest from and including July 10, 2020 at a floating rate, payable quarterly in arrears on January 10, April 10, July 10 and October 10 of each year, with the first interest payment to be made on October 10, 2020. The interest rate on the Floating Rate Notes for each interest period will be a per annum rate equal to a benchmark rate (which will initially be three-month U.S. dollar LIBOR), plus 0.99%, reset quarterly, determined as described under “Description of the Notes—Floating Rate Interest.” Floating Rate Interest will be computed on an actual/360 basis and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). See also “Risk Factors—Risks Relating to the Notes—

Additional Considerations Relating to LIBOR and a Benchmark Transition Event” and “Risk Factors—Risks Relating to the Notes—Additional Considerations Relating to the Secured Overnight Financing Rate.”

Additional Amounts	All payments of principal and interest in respect of the Notes will be made without withholding or deduction for or on account of withholding taxes imposed by or within Japan, unless such withholding or deduction is required by law. Interest payments on the Notes generally will be subject to Japanese withholding tax with certain exceptions. See “Taxation—Japanese Taxation.” If the payments are subject to Japanese withholding tax, Mizuho Financial Group will pay such additional amounts (subject to certain exceptions) in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any deduction or withholding on account of such Japanese taxes. See “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

References to principal or interest in respect of the Notes shall be deemed to include any additional amounts which may be payable as set forth in the senior indenture dated September 13, 2016 between Mizuho Financial Group and The Bank of New York Mellon, as trustee (as amended and supplemented from time to time, the “Indenture”).

Optional Redemption	Mizuho Financial Group may redeem the Notes of each series, at its option, in whole, but not in part, on the date that is one year prior to the maturity date of such series of Notes, upon at least 15 days and not more than 60 days prior notice, subject to the prior confirmation of Japan’s Financial Services Agency (the “FSA”) (if and to the extent required under the then applicable Japanese banking laws or regulations), at a redemption price equal to the sum of 100% of the principal amount of the relevant series of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption.”

Optional Tax Redemption

Each series of the Notes may be redeemed at any time, at the option of Mizuho Financial Group in whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws and regulations), at a redemption price equal to 100% of the principal amount of the relevant series of the Notes then outstanding plus accrued and unpaid interest to, but excluding, the redemption date, if Mizuho Financial Group has or will become obligated to pay additional amounts as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus as a result of any change in, or amendment to, the laws, regulations or rulings of Japan (or of any political subdivision or taxing authority thereof or therein) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings, which change, amendment, application or interpretation becomes effective on or after the date of this prospectus supplement, and the obligation cannot be avoided by Mizuho Financial Group taking reasonable measures available to it.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which Mizuho Financial Group would be obligated to pay the additional amounts if a payment in respect of the Notes were then due. See “Description of the Notes—Optional Tax Redemption.”

Use of Proceeds	We intend to use the net proceeds from the issuance and sale of each series of the Notes to make a loan that is intended to qualify as Internal TLAC under the Japanese TLAC Standard to Mizuho Bank. Mizuho Bank will utilize such funds for its general corporate purposes.

Limitation on Actions for Attachment	Each Noteholder acknowledges, accepts, consents and agrees, for a period of 30 days from and including the date upon which the Prime Minister confirms that specified item 2 measures (tokutei dai nigo sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended) (the “Deposit Insurance Act”) (or any successor provision thereto), need to be applied to us, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto). See “Description of the Debt Securities—Limitation on Actions for Attachment” in the accompanying prospectus.

Permitted Transfer of Assets or Liabilities	Each Noteholder acknowledges, accepts, consents and agrees to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan (the “Deposit Insurance Corporation”) to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance restricted under the terms of the Notes as set forth in “Description of the Debt Securities—Covenants” in the accompanying prospectus. See “Description of the Debt Securities—Permitted Transfer of Assets or Liabilities” in the accompanying prospectus.

Limited Right of Set-off	Subject to applicable law, each Noteholder agrees that, by acceptance of any interest in the Notes, if (a) we shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended), the Companies Act of Japan (Act No. 86 of 2005, as amended; the “Companies Act”) or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Prime Minister confirms that specified item 2 measures (tokutei dai nigo sochi) need to be applied to us, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the Notes or the Indenture. See “Description of the Debt Securities—Limited Rights to Set Off by Holders” in the accompanying prospectus.

Settlement	The Notes of each series will initially be issued to investors only in book-entry form. Fully registered global notes (the “Global Notes”), without coupons, representing the total aggregate principal amount of the Notes will be issued and registered in the name of a nominee for DTC, securities depositary for the Notes. Unless and until the Notes in definitive certificated form (“Definitive Notes”) are issued, the only Noteholder will be the nominee of DTC, or the nominee of a successor depositary. Except as described in this prospectus supplement, a beneficial owner of any interest in a Global Note will not be entitled to receive physical delivery of Definitive Notes.

Accordingly, each beneficial owner of any interest in a Global Note must rely on the procedures of DTC to exercise any rights under the Notes.

Securities Codes

	Common Code:	ISIN:	CUSIP No.:
4-year Notes	220273369	US60687YBF51	60687Y BF5
11-year Notes	220273407	US60687YBH18	60687Y BH1
Floating Rate Notes	220273385	US60687YBG35	60687Y BG3

Governing Law	The Indenture is, and the Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Listing and Trading	Approval-in-principle has been received for the listing of, and quotation for, the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained herein. Admission of the Notes to the Official List of the SGX-ST is not to be taken as an indication of the merits of the Issuer, its subsidiaries and associated companies or the Notes.

So long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the Global Note representing such Notes is exchanged for Definitive Notes in certificated form, the Issuer will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption. In addition, in the event that the Global Note is exchanged for Definitive Notes in certificated form, an announcement of such exchange shall be made by or on behalf of the Issuer through the SGX-ST and such announcement will include all material information with respect to the delivery of the Definitive Notes in certificated form, including details of the paying agent in Singapore. The Notes will be traded on the SGX-ST in a minimum board lot size of U.S. $200,000 for so long as such Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Trustee, Paying Agent, Transfer Agent, Registrar and Calculation Agent	The Bank of New York Mellon

Delivery of the Notes	Delivery of the Notes is expected on or about July 10, 2020.

Conflicts of Interest	Mizuho Securities USA LLC is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) (“Rule 5121”). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest)” beginning on page S-55 of this prospectus supplement.

RISK FACTORS

Investing in the Notes involves risks. You should consider carefully the risks relating to the Notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the Notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the Notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the Notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in a particular series of Notes and the suitability of investing in the Notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3.D. Key Information—Risk Factors” of our annual report on Form 20-F for the fiscal year ended March 31, 2020, which is incorporated herein by reference.

Risks Related to Our Business

For information on risks relating to our business, see “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement, and similar information in any other documents incorporated by reference herein.

Risks Relating to the Notes

The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.

Your claim as a Noteholder is structurally subordinated to the liabilities of our banking and other subsidiaries, including our subsidiaries’ liabilities for deposits, borrowed money, derivative transactions and trade payables. As a Noteholder, you will only be entitled to assert a claim as a creditor of Mizuho Financial Group that is to be paid out of Mizuho Financial Group’s assets. If any of our subsidiaries becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against such subsidiary’s assets.

Mizuho Financial Group is a holding company that currently has no significant assets other than its investments in, or loans to, its subsidiaries, including Mizuho Bank and Mizuho Trust & Banking. Mizuho Financial Group’s ability to service its debt obligations, including its obligations under the Notes, thus depends on the dividends, loan payments and other funds Mizuho Financial Group receives from its subsidiaries. Mizuho Financial Group may not be able to receive such funds from a subsidiary due to adverse changes in its financial performance or material deterioration in its financial condition, restrictions imposed as a result of such adverse change or deterioration by relevant laws and regulations, including banking and other regulations (such as loss absorption requirements) and limitations under general corporate law, or any contractual obligations applicable to such subsidiary. Furthermore, if a subsidiary becomes subject to insolvency or liquidation proceedings, Mizuho Financial Group’s right to participate in such subsidiary’s assets will be subject to the prior claims of the creditors and any preference shareholders of the subsidiary, except where Mizuho Financial Group is a creditor or preference shareholder with claims that are recognized to be ranked either ahead of or pari passu with such claims. As a result, you may not recover your investment in the Notes in full or at all even though the investors in or creditors of our subsidiaries may recover their investments in full.

Mizuho Financial Group’s loans to, or investments in capital instruments issued by, its subsidiaries made or to be made with the net proceeds from the sale of its instruments may contain contractual mechanisms that, upon the occurrence of a trigger event relating to prudential or financial condition or other events applicable to Mizuho

Financial Group or its subsidiaries under regulatory requirements, including the Internal TLAC (as defined below) requirements in Japan, will result in a write-down, write-off or conversion into equity of such loans or investments, or other changes in the legal or regulatory form or the ranking of the claims Mizuho Financial Group has against the subsidiaries. For example, to ensure that each of its material subsidiaries in Japan deemed systemically important by the FSA maintains the required minimum level of Internal TLAC under the Internal TLAC requirements in Japan, Mizuho Financial Group may extend to such subsidiaries, using the net proceeds from the sale of the senior debt securities and other debt instruments, subordinated loans that qualify as Internal TLAC instruments pursuant to the Internal TLAC requirements in Japan, including those containing contractual loss absorption provisions (“Contractual Loss Absorption Provisions”) that will discharge or extinguish the loans or convert them into ordinary shares of the subsidiaries if the FSA determines that the relevant subsidiaries are non-viable due to material deterioration in their financial condition after recognizing that they are or are likely to be unable to fully perform their obligations with their assets, or that they have suspended, or are likely to suspend, repayment of their obligations. Any such write-down, write-off or conversion into equity, or changes in the legal or regulatory form or the ranking, or the triggering of Contractual Loss Absorption Provisions, could adversely affect Mizuho Financial Group’s ability to obtain repayment of such loans and investments and to meet its obligations under the Notes as well as the value of the Notes.

The Notes may become subject to loss absorption if Mizuho Financial Group becomes subject to orderly resolution measures under the Deposit Insurance Act of Japan and Japanese insolvency laws. As a result, the value of the Notes could be materially adversely affected, and you may lose all or a portion of your investments.

In November 2015, the Financial Stability Board issued the final TLAC standard for global systemically important banks (“G-SIBs”), including us. The Financial Stability Board’s TLAC standard is designed to ensure that, if a G-SIB fails, it has sufficient loss-absorbing and recapitalization capacity available in resolution to implement an orderly resolution that minimizes the impact on financial stability, thereby ensuring the continuity of critical functions and avoiding exposing public funds to loss. The Financial Stability Board’s TLAC standard defines a minimum requirement for the instruments and liabilities that should be readily available to absorb losses in resolution. For more information regarding the Financial Stability Board’s TLAC standards, see “Item 4.B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Total Loss Absorbing Capacity” in our annual report on Form 20-F for the fiscal year ended March 31, 2020, which is incorporated herein by reference. The FSA published its policy describing its approach for the introduction of this standard in Japan in April 2016, and a revised version of this document was published in April 2018 (the “FSA’s Approach”). In March 2019, the FSA published regulatory notices and related materials to implement the TLAC requirements in Japan. The TLAC standard set forth in these FSA documents (the “Japanese TLAC Standard”), which became applicable to G-SIBs in Japan from March 31, 2019, and the FSB’s TLAC standard requires Domestic Resolution Entities (as defined below) designated for Covered SIBs (as defined below) to meet certain minimum external TLAC requirements and to cause any of their material subsidiaries in Japan deemed systemically important by the FSA or their foreign subsidiaries subject to TLAC or similar requirements in the relevant jurisdictions to maintain a certain minimum level of capital and debt having internal loss-absorbing and recapitalization capacity (“Internal TLAC”). The FSA designated as resolution entities in Japan (the “Domestic Resolution Entities”) the ultimate holding company in Japan of each Japanese G-SIB as well as the ultimate holding company in Japan of a domestic systemically important bank in Japan which is deemed to be in particular need of a cross-border resolution arrangement and to be of particular systemic significance to the Japanese financial system in the event of its failure (such Japanese G-SIBs, together with such domestic systemically important bank, the “Covered SIBs”). Under the Japanese TLAC Standard, the FSA designated us as the Domestic Resolution Entity for the Mizuho Group, which is subject to the external TLAC requirements in Japan, and also designated the Mizuho Bank, the Mizuho Trust & Banking and Mizuho Securities as our material subsidiaries in Japan, which are subject to the Internal TLAC requirements in Japan. Under the Japanese TLAC Standard, unsecured senior debt issued by the Domestic Resolution Entity for a Japanese G-SIB is not required to include any contractual write-down, write-off or conversion provisions in order to qualify as external TLAC debt. In addition, unsecured senior debt issued by the Domestic Resolution Entity for a Japanese G-SIB is not required to include any subordination provisions in order to qualify as external TLAC debt, so long as its creditors are recognized as structurally subordinated to the creditors of its subsidiaries and affiliates by the FSA on the grounds that the amount of excluded liabilities as defined in the Japanese TLAC Standard of such Domestic Resolution Entity ranking pari passu or junior to its unsecured senior liabilities does not exceed 5% of its external TLAC in principle, while the Internal TLAC incurred by material subsidiaries of a Japanese G-SIB is required to include the Contractual Loss Absorption Provisions and to be subordinated to such entity’s excluded liabilities. The Notes are intended to qualify as external TLAC debt under the Japanese TLAC Standard, due in part to their structural subordination.

The Notes are expected to become subject to loss absorption if Mizuho Financial Group becomes subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. The resolution framework for financial institutions under current Japanese laws and regulations includes (i) measures applied to financial institutions that are solvent on a balance sheet basis and (ii) orderly resolution measures applied to financial institutions that have failed or are deemed likely to fail. The framework applies to banks and certain other financial institutions as well as financial holding companies, such as Mizuho Financial Group. In the Japanese TLAC Standard and the FSA’s Approach, the FSA expressed its view that Single Point of Entry (“SPE”) resolution, in which a single national resolution authority applies its resolution tools to the ultimate holding company in Japan of a group, would be the preferred strategy for resolution of Covered SIBs. However, it is uncertain which resolution strategy or specific measures will be taken in a given case, including whether or not the SPE resolution strategy is to be chosen and implemented in a given case, and orderly resolution measures may be applied without implementing any of the measures described in (i) above. Under a possible model of SPE resolution described in the Japanese TLAC Standard, if the FSA determines that a material subsidiary in Japan of a financial institution that is a Japanese G-SIB is non-viable due to a material deterioration in its financial condition after recognizing that it is, or is likely to be, unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, and issues an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such material subsidiary, to the Domestic Resolution Entity for the financial institution under Article 52-33, Paragraph 1 of the Banking Act of Japan (Act No. 59 of 1981, as amended), the material subsidiary’s Internal TLAC instruments will be written off or, if applicable, converted into equity in accordance with the applicable Contractual Loss Absorption Provisions of such Internal TLAC instruments. Following the write-off or conversion of Internal TLAC instruments, if the Prime Minister recognizes that the financial institution is or is likely to be unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, as a result of the financial institution’s loans to, or other investment in, its material subsidiaries that are designated by FSA as being systemically important or that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, becoming subject to loss absorption or otherwise, and further recognizes that the failure of such financial institution is likely to cause a significant disruption to the Japanese financial market or system, the Prime Minister may, following deliberation by the Financial Crisis Management Meeting, confirm that measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act, generally referred to as specified item 2 measures (tokutei dai nigo sochi), need to be applied to the financial institution for its orderly resolution. Any such confirmation by the Prime Minister would also trigger the point of non-viability clauses of Additional Tier 1 and Tier 2 instruments issued by the financial institution, causing such instruments to be written off, or if applicable, converted into equity.

Under current Japanese laws and regulations, upon the application of specified item 2 measures (tokutei dai nigo sochi), a financial institution will be placed under special supervision (tokubetsu kanshi) by, or if the Prime Minister so orders, under special control (tokutei kanri) of, the Deposit Insurance Corporation. In an orderly resolution, if the financial institution is placed under special control (tokutei kanri), pursuant to Article 126-5 of the Deposit Insurance Act, the Deposit Insurance Corporation would control the operation and management of the financial institution’s business, assets and liabilities, including the potential transfer to a bridge financial institution established by the Deposit Insurance Corporation as its subsidiary, or such other financial institution as the Deposit Insurance Corporation may determine, of the financial institution’s systemically important assets and liabilities, which in the case of Mizuho Financial Group would be expected to include the shares of Mizuho

Bank, Mizuho Trust & Banking, Mizuho Securities and other material subsidiaries based on the Japanese TLAC Standard. Under the Japanese TLAC Standard, to facilitate that transfer, the Prime Minister may prohibit by its designation creditors of the financial institution from attaching any of our assets and claims which are to be transferred to a bridge financial institution or another financial institution pursuant to Article 126-16 of the Deposit Insurance Act. See also “Item 4. B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Governmental Measures to Treat Troubled Institutions” in our annual report on Form 20-F for the fiscal year ended March 31, 2020, which is incorporated herein by reference. In addition, with respect to the Notes, given they are governed by the laws of the State of New York, the terms of the Notes will, in order to satisfy the requirements under the Japanese TLAC Standard, expressly limit the ability of the Noteholders to initiate any action to attach any of our assets, the attachment of which is so prohibited by the Prime Minister under Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) for a period of 30 days from and including the date upon which the Prime Minister confirms that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group. See “Description of the Debt Securities—Limitation on Actions for Attachment” in the accompanying prospectus. The value of assets subject to a prohibition of attachment may decline while such prohibition is in effect, and following such period, Noteholders will be unable to attach any assets that have been transferred to a bridge financial institution or such other financial institution as part of our orderly resolution. The Deposit Insurance Corporation would also control the repayment of liabilities of the financial institution, and, ultimately, facilitate the orderly resolution of the financial institution through court-administrated insolvency proceedings. The Deposit Insurance Corporation has broad discretion in its application of these measures in accordance with the Deposit Insurance Act, Japanese insolvency laws and other relevant laws.

Under current Japanese laws and regulations, if Mizuho Financial Group becomes subject to specified item 2 measures (tokutei dai nigo sochi), the application of specified item 2 measures (tokutei dai nigo sochi) or other measures by, or any decision of, the Prime Minister, the Deposit Insurance Corporation or a Japanese court may result in your rights as a Noteholder or the value of your investment in the Notes being adversely affected. Under the Japanese TLAC Standard, it is currently expected that the Notes will not be transferred to a bridge financial institution or other transferee in the orderly resolution process but will remain as Mizuho Financial Group’s liabilities subject to court-administered insolvency proceedings. On the other hand, in an orderly resolution process, the shares of Mizuho Financial Group’s material subsidiaries may be transferred to a bridge financial institution or other transferee, pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of Mizuho Financial Group’s assets under Article 126-5 of the Deposit Insurance Act, with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act, which permission may be granted by court in accordance with the Deposit Insurance Act if (i) the financial institution is under special supervision (tokubetsu kanshi) by, or under special control (tokutei kanri) of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the financial institution is, or is likely to be, unable to fully perform its obligations with its assets, or the financial institution has suspended, or is likely to suspend, repayment of its obligations, and Mizuho Financial Group would only be entitled to receive consideration representing the fair values of such shares, which could be significantly less than the book values of such shares. With respect to such transfer, given the Notes are governed by the laws of the State of New York, in order to satisfy the requirements under the Japanese TLAC Standard, Noteholders expressly acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of Mizuho Financial Group’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto). See “Description of the Debt Securities—Permitted Transfer of Assets or Liabilities” in the accompanying prospectus. Following such transfer, the recoverable value of Mizuho Financial Group’s residual assets in court-administered insolvency proceedings may not be sufficient to fully satisfy any payment obligations that Mizuho Financial Group may have under its liabilities, including the Notes. Moreover, the Notes will not be insured or guaranteed by the Deposit Insurance Corporation or any other government agency or insurer. Accordingly, the Noteholders may lose all or a portion of their investments in the Notes in court-administered insolvency proceedings.

The circumstances surrounding or triggering orderly resolution are unpredictable, and the Japanese TLAC Standard is subject to change.

The application of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond Mizuho Financial Group’s control. The commencement of the orderly resolution process under the Deposit Insurance Act depends on, among other things, a determination by the Prime Minister, following deliberation by the Financial Crisis Management Meeting, regarding Mizuho Financial Group’s viability, or the viability of one or more of Mizuho Financial Group’s subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. Under the Japanese TLAC Standard, it is possible that specified item 2 measures (tokutei dai nigo sochi) may be applied to us as a result of, among other things, absorption of losses by us on our loans to or investments in, or any other Internal TLAC of, any of our material subsidiaries or material sub-groups in Japan that are designated as systemically important by the FSA or any of our foreign subsidiaries that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, prior to the failure of such subsidiary, pursuant to the terms of such loans, investments or other Internal TLAC or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Japanese TLAC Standard, the actual measures to be taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it may be difficult to predict when, if at all, Mizuho Financial Group may become subject to an orderly resolution process. Accordingly, the market value of the Notes may not necessarily be evaluated in a manner similar to other types of notes issued by non-financial institutions or by financial institutions subject to different regulatory regimes. For example, any indication that Mizuho Financial Group is approaching circumstances that could result in Mizuho Financial Group becoming subject to an orderly resolution process could also have an adverse effect on the market price and liquidity of the Notes.

In addition, there has been no application of the orderly resolution measures under the Deposit Insurance Act described in this prospectus supplement to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities would determine that Mizuho Financial Group is, or is deemed likely to be unable to fully perform its obligations with its assets, or that Mizuho Financial Group has suspended, or is deemed likely to suspend, repayment of its obligations in determining whether to commence an orderly resolution process, and it is possible that particular circumstances that seem similar may lead to different results. In addition, the sequence and specific actions that will be taken in connection with orderly resolution measures and their impact on the Notes are uncertain. It is also uncertain whether a sufficient amount of assets will ultimately be available to the Noteholders. Mizuho Financial Group’s creditors, including the Noteholders, may encounter difficulty in challenging the application of orderly resolution measures to Mizuho Financial Group.

Although Mizuho Financial Group expects the Notes to qualify as external TLAC due in part to their structural subordination, there is no assurance that the Notes will qualify as such, which could affect our ability to meet the minimum TLAC requirements and subject us to potential adverse regulatory action. The Japanese TLAC Standard requires each Japanese G-SIB to hold external TLAC eligible instruments in an amount not less than 16% of its risk-weighted assets and 6% of the applicable Basel III leverage ratio denominator from March 31, 2019, and not less than 18% of its risk-weighted assets and 6.75% of the applicable Basel III leverage ratio denominator from March 31, 2022. Under the Japanese TLAC Standard, Japanese G-SIB’s access to Japan’s deposit insurance fund reserves qualifies as TLAC in the amount equivalent to 2.5% of consolidated risk-weighted assets from March 31, 2019 and 3.5% of consolidated risk-weighted assets from March 31, 2022. As the Japanese TLAC Standard is subject to change, if such changes occur in the future, may result in us issuing debt instruments in the future with term that differ from those of the Notes, which in turn could adversely affect the value of the Notes.

The Notes are unsecured obligations.

Because the Notes are unsecured obligations, their repayment may be compromised if:

•	Mizuho Financial Group enters into bankruptcy, liquidation, rehabilitation or other winding-up proceedings;

•	Mizuho Financial Group defaults in payment under our secured indebtedness or other unsecured indebtedness; or

•	any of our indebtedness is accelerated.

If any of these events occurs, our assets may not be sufficient to pay amounts due on the Notes.

The Indenture and the Notes contain very limited restrictive covenants and provide limited protection in the event of a change in control.

The Indenture in respect of the Notes and the Notes do not contain any financial covenants or other restrictions on our ability to pledge or dispose of assets or to secure other indebtedness, pay dividends on our shares of common stock, incur indebtedness or our ability to issue new securities or repurchase our outstanding securities. These or other actions by us could adversely affect the ability of Mizuho Financial Group to pay amounts due on the Notes. In addition, the Indenture and the Notes do not contain any covenants or other provisions that afford more than limited protection to Noteholders in the event of a change in control. See “Description of the Debt Securities—Covenants” in the accompanying prospectus.

There is no prior market for the Notes, and the Notes may have limited liquidity.

There is no existing market for the Notes. Approval-in-principle has been received for the listing of, and quotation for, the Notes on the SGX-ST, but there can be no assurance that any active trading market for the Notes will develop or be sustained or whether, or at what price, Noteholders will be able to sell or otherwise transfer their Notes. The liquidity of any trading market for the Notes will depend upon the number of Noteholders, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. Although certain underwriters have informed us that they intend to make a market in the Notes, such underwriters are not obligated to do so, and any such market-making activity will be subject to the limits imposed by applicable law and may be interrupted or discontinued at any time without notice. If an active trading market for the Notes does not develop or is not sustained, the market price and liquidity of the Notes may be adversely affected and you may be unable to resell our Notes or may only be able to sell them at a substantial discount.

The ratings on the Notes could be lowered, suspended or withdrawn, and Mizuho Financial Group’s credit ratings may not reflect all risks of an investment in the Notes.

We intend to apply for credit ratings for the Notes. Mizuho Financial Group’s credit ratings may not reflect the potential impact of all risks relating to the market value of the Notes. However, real or anticipated changes in Mizuho Financial Group’s credit ratings will generally affect the market value of the Notes.

In addition, other rating agencies may assign credit ratings to the Notes with or without any solicitation from us and without any provision of information from us. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal, the assignment of new ratings that are lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, our subsidiaries or any of our respective securities and could reduce the scope of potential investors in the Notes and adversely affect the price and liquidity of the Notes. We have no obligation to inform Noteholders of any such downgrade, suspension, withdrawal or revision.

Additional Considerations Relating to LIBOR and a Benchmark Transition Event

The following discussion of risks should be read together with the terms of the floating interest rate of the Notes under “Description of the Notes—Floating Rate Interest” and the benchmark transition provisions under “Description of the Notes—Floating Rate Interest—Effect of Benchmark Transition Event”, which define and further describe a number of terms and concepts referred to below.

Uncertainty as to the future regulation and reform of LIBOR and other benchmarks may adversely affect three-month U.S. Dollar LIBOR and other benchmarks and therefore the return on and the market value of the Notes.

LIBOR and other interest rate, equity, foreign exchange rate and other types of indices which are deemed to be “benchmarks,” including those in widespread and long-standing use, have been the subject of recent international, national and other regulatory scrutiny and initiatives and proposals for reform. Some of these reforms are already effective while others are still to be implemented or are under consideration. These reforms may cause such benchmarks to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the return on, value of and market for the Notes. Any of the benchmark reforms which have been proposed or implemented, or the general increased regulatory scrutiny of LIBOR and other benchmarks, could increase the costs and risks of administering or otherwise participating in the setting of such benchmarks and complying with regulations or requirements relating to benchmarks. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain benchmarks, trigger changes in the rules or methodologies used in certain benchmarks or lead to the disappearance of certain benchmarks. In particular, changes in the manner of administration of LIBOR could result in adverse consequences to the applicable interest rate on the Notes, which could adversely affect the return on, value of and market for the Notes.

The Floating Interest Rate will be calculated using alternative methods if three-month U.S. dollar LIBOR is not quoted on a particular day and will be calculated using a different reference rate if a Benchmark Transition Event and its related Benchmark Replacement Date occur.

The U.K. Financial Conduct Authority, which regulates LIBOR, announced in July 2017 that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. This announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted in the UK or elsewhere.

Under the terms of the Notes, the Floating Interest Rate (as defined below) on the Notes initially is based on three-month U.S. dollar LIBOR. If three-month U.S. dollar LIBOR is not quoted on the Reuters screen page as described in this prospectus supplement on a relevant Floating Interest Determination Date (as defined below) (but a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have not occurred), such rate will be determined using the applicable alternative method described under “Description of the Notes—Floating Rate Interest.” In such case, the final alternative method for determining such rate is to use the Floating Interest Rate in respect of the immediately preceding Floating Interest Period (as defined below), or, in the case of the first Floating Interest Period for the Fixed-to-Floating Rate Notes, the Floating Interest Rate shall be the fixed rate applied to the Fixed-to-Floating Rate Notes during the 4-year Notes Fixed Rate Period or the 11-year Notes Fixed Rate Period, as applicable.

If we or our Designee (as defined below) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month U.S. dollar LIBOR, then we, in our sole discretion, or our Designee, after consultation with us, will determine a Benchmark Replacement (as defined below) in accordance with the benchmark transition provisions described below under “Description of the Notes—Floating Rate Interest—Effect of Benchmark Transition Event” (however, if Mizuho Financial Group or its Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month U.S. dollar LIBOR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date (as defined below), the Floating Interest Rate for the applicable Floating Interest Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the relevant Notes, as determined by Mizuho Financial Group or its Designee). After such a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month U.S. dollar LIBOR, the Floating Interest Rate on the Notes will no longer be determined by reference to three-month U.S. dollar LIBOR, but instead will be determined by us or our Designee by reference to the Benchmark Replacement. The Benchmark Replacement may include adjustments and technical, administrative or operational changes described in the benchmark transition provisions if we, in our sole discretion, or our Designee, after consultation with us, determine they are required.

The interests of Mizuho Financial Group or its Designee in making the determinations described above may be adverse to your interests as a holder of the Notes. The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our Designee in connection with implementing a Benchmark Replacement with respect to the Notes in accordance with the benchmark transition provisions could result in adverse consequences to the applicable Floating Interest Rate on the Notes, which could adversely affect the return on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to three-month U.S. dollar LIBOR, or that any Benchmark Replacement will produce the economic equivalent of three-month U.S. dollar LIBOR.

The Benchmark Replacement is uncertain and may not be a suitable replacement for three-month U.S. dollar LIBOR.

The Notes provide for a “waterfall” of alternative rates to be used to determine the Floating Interest Rate upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date. The rate designated in the first instance as a fallback is Term SOFR (as defined below), a forward-looking rate which will be based on SOFR (as defined below). However, Term SOFR does not exist as of the date hereof, and although Term SOFR is currently being developed under the sponsorship of the Federal Reserve Bank of New York (the “FRBNY”), there is no guarantee that development of Term SOFR will be completed and Term SOFR will exist prior to a Benchmark Transition Event and its related Benchmark Replacement Date. Even if Term SOFR is developed, it is unclear whether it will be a suitable replacement or successor for three-month U.S. dollar LIBOR.

Assuming Term SOFR does not exist at the time of a Benchmark Transition Event and its related Benchmark Replacement Date, the second alternative rate in the waterfall is Compounded SOFR (as defined below). Compounded SOFR is the compounded average of daily SOFRs that we expect will be calculated in arrears while three-month U.S. dollar LIBOR is a forward-looking rate that is published with different maturities. However, there currently is no market convention with respect to the calculation of Compounded SOFR. Uncertainty surrounding the establishment of market conventions related to the calculation of Term SOFR and Compounded SOFR and whether either alternative reference rate is a suitable replacement or successor for three-month U.S. dollar LIBOR may adversely affect the return on, value of and market for the Notes.

The additional alternative rates referenced in the definition of “Benchmark Replacement” set forth under “Description of the Notes—Floating Rate Interest—Effect of Benchmark Transition Event” also are uncertain. In particular, the ISDA Fallback Rate (as defined below), which is the rate referenced in the ISDA Definitions (as defined below) at the time of a Benchmark Transition Event and its related Benchmark Replacement Date, has not been established as of the date hereof. Even after the ISDA Fallback Rate is initially determined, ISDA Definitions and the ISDA Fallback Rate may change over time. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our Designee will determine the Benchmark Replacement that will apply to the Notes. The substitution of a Benchmark Replacement for LIBOR may adversely affect the return on, value of and market for the Notes.

In addition, the benchmark transition provisions provide for a “Benchmark Replacement Adjustment” to be added to the Benchmark Replacement excluding the Benchmark Replacement Adjustment (the “Unadjusted Benchmark Replacement”) to approximate a three-month U.S. dollar LIBOR-equivalent rate. However, such adjustment may only provide an estimate or approximation of three-month U.S. dollar LIBOR. In particular, the Benchmark Replacement Adjustment may be a one-time adjustment, so the spread above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (as defined below) (such as the Alternative Reference Rates Committee of the FRBNY, which is a group of private-market participants convened by the Federal Reserve Board and the FRBNY to help ensure a successful transition from U.S. dollar LIBOR to SOFR), (ii) the International Swaps and Derivatives Association, Inc., or (iii) in certain circumstances, Mizuho Financial Group or its Designee. In addition, the benchmark transition provisions expressly authorize Mizuho Financial Group or its Designee to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the return on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current underlying rate that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current underlying rate that it is replacing.

The Floating Interest Rate may be determined by reference to a Benchmark Replacement even if three-month U.S. dollar LIBOR continues to be published.

If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to three-month U.S. dollar LIBOR, the Floating Interest Rate will thereafter be determined by reference to the Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of three-month U.S. dollar LIBOR announcing that three-month U.S. dollar LIBOR is no longer representative. The Floating Interest Rate may therefore cease to be determined by reference to three-month U.S. dollar LIBOR, and instead be determined by reference to the Benchmark Replacement, even if three-month U.S. dollar LIBOR continues to be published. Such rate may be lower than three-month U.S. dollar LIBOR for so long as three-month U.S. dollar LIBOR continues to be published, and the return on, value of and market for the Notes may be adversely affected.

We or our Designee will make determinations with respect to the Notes that could affect the return on, value of and market for the Notes.

We or our Designee will make certain determinations with respect to the Notes as further described in this prospectus supplement that may adversely affect the return on, value of and market for the Notes. In particular, if a Benchmark Transition Event and its related Benchmark Replacement Date occur, we or our Designee will determine the Benchmark Replacement and the Benchmark Replacement Adjustment and can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement as described herein under “Description of the Notes—Floating Rate Interest—Effect of Benchmark Transition Event.” Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. In addition, notwithstanding anything to the contrary in this prospectus supplement, the accompanying prospectus, the Indenture or the relevant Notes, Mizuho Financial Group may designate as its Designee an entity, which may be Mizuho Financial Group’s affiliate, to make any determination, decision or election that Mizuho Financial Group has the right to make in connection with the benchmark transition provisions set forth in this prospectus supplement. Any determination, decision or election pursuant to the benchmark transition provisions not made by Mizuho Financial Group’s Designee may be made by Mizuho Financial Group.

When performing such functions, potential conflicts of interest may exist between us or our Designee and holders of the Notes. All determinations by us or our Designee in our or its discretion will be conclusive for all purposes and binding on us and holders of the Notes absent manifest error. In making these potentially subjective determinations, we or our Designee may have economic interests that are adverse to your interests, and such determinations may adversely affect the return on, value of and market for the Notes. Because the continuation of three-month U.S. dollar LIBOR on the current basis cannot and will not be guaranteed, and because the Benchmark Replacement is uncertain, we or our Designee is likely to exercise more discretion in respect of calculating the Floating Interest Rate than would be the case in the absence of a Benchmark Transition Event and its related Benchmark Replacement Date.

We or our affiliates may publish research that could affect the market value of the Notes.

We or one or more of its affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally, or the LIBOR transition or SOFR specifically. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities may affect the market value of the Notes.

Additional Considerations Relating to the Secured Overnight Financing Rate

Under the benchmark transition provisions as described below under “Description of the Notes—Floating Rate Interest—Effect of Benchmark Transition Event,” if a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to three-month U.S. dollar LIBOR and we or our Designee cannot determine the Interpolated Benchmark (as defined below) with respect to three-month U.S. dollar LIBOR, then the Floating Interest Rate will be determined based on SOFR unless a Benchmark Transition Event and its related Benchmark Replacement Date also occur with respect to the Benchmark Replacements based on SOFR, in which case the Floating Interest Rate will be based on the next-available Benchmark Replacement. In the following discussion of SOFR, references to the Notes mean the Notes at any time when the Floating Interest Rate is or will be determined based on SOFR.

The composition and characteristics of SOFR are not the same as those of three-month U.S. dollar LIBOR and SOFR is not expected to be a comparable replacement for three-month U.S. dollar LIBOR.

In June 2017, the FRBNY’s Alternative Reference Rates Committee announced SOFR as its recommended alternative to U.S. dollar LIBOR. However, the composition and characteristics of SOFR are not the same as those of three-month U.S. dollar LIBOR. SOFR is a broad Treasury repurchase agreement (“repo”) financing rate that represents overnight secured funding transactions and is not the economic equivalent of, and fundamentally different from, three-month U.S. dollar LIBOR for the following two key reasons. Firstly, while SOFR is a secured rate, three-month U.S. dollar LIBOR is an unsecured rate. Secondly, while SOFR is currently only an overnight rate, three-month U.S. dollar LIBOR is a forward-looking rate that represents interbank funding for three months.

As a result, there can be no assurance that SOFR will perform in the same way as three-month U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For the same reasons, SOFR is not expected to be a comparable replacement for three-month U.S. dollar LIBOR.

SOFR has a very limited history, and the future performance of SOFR cannot be predicted based on historical performance.

The publication of SOFR began in April 2018, and, therefore, it has a very limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. Levels of SOFR following the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the FRBNY, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. You should not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as three-month U.S. dollar LIBOR, during corresponding periods, and SOFR may bear little or no relation to the historical actual or historical indicative data. In addition, although changes in Term SOFR and Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Any failure of SOFR to gain market acceptance could adversely affect the Notes.

SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the Notes and the price at which investors can sell the Notes in the secondary market.

The secondary trading market for securities linked to SOFR may be limited.

Since SOFR is a relatively new market index, SOFR-linked securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the Notes, the trading price of the Notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to SOFR, including, but not limited to, the spread over the reference rate reflected in the benchmark transition provisions, may evolve over time, and as a result, trading prices of the Notes may be lower than those of later-issued securities that are based on SOFR. Investors in the Notes may not be able to sell the Notes at all or may not be able to sell the Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR may be modified or discontinued.

Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. SOFR is a relatively new rate, and the FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may adversely affect the Floating Interest Rate, which may adversely affect the trading prices of the Notes. The administrator may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of Notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the issuance and sale of the Notes (after deducting underwriting discounts and estimated offering expenses payable by us) of approximately $2,491 million which we intend to use to make loans that are intended to qualify as Internal TLAC under the Japanese TLAC Standard to Mizuho Bank. Mizuho Bank will utilize such funds for its general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2020 presented in accordance with U.S. GAAP, as adjusted to give effect to the offering of the Notes. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of March 31, 2020(3)
	Actual	As adjusted
	(in millions of yen)
Indebtedness:
Short-term borrowings	¥26,821,598	¥26,821,598
Long-term debt(1)(2)	10,346,152	10,614,977

Total indebtedness	¥37,167,750	¥37,436,575

Equity:
MHFG shareholders’ equity:
Common stock(4)—no par value, 48,000,000,000 shares authorized, 25,392,498,945 shares issued	5,827,500	5,827,500
Retained earnings	2,700,774	2,700,774
Accumulated other comprehensive income, net of tax	(9,494)	(9,494)
Less: Treasury stock, at cost—Common stock 32,106,811 shares	(6,415)	(6,415)
Total MHFG shareholders’ equity	8,512,365	8,512,365

Noncontrolling interests	663,259	663,259

Total equity	¥9,175,624	¥9,175,624

Total capitalization and indebtedness	¥46,343,374	¥46,612,199

Notes:

(1)	We regularly issue senior and subordinated notes. We issued an aggregate of ¥80 billion of yen denominated unsecured dated subordinated notes in June 2020.
(2)	We redeemed ¥10 billion of yen denominated unsecured dated subordinated notes in June 2020.
(3)	The following foreign currency exchange rate is used in the table above: ¥107.53 = U.S. $1.00.
(4)

At the Ordinary General Meeting of Shareholders held on June 25, 2020, our shareholders approved a share consolidation in respect of our common stock on the basis of one post-consolidation share per ten pre-consolidation shares and a partial amendment to the articles of incorporation to decrease the number of shares of common stock authorized to be issued to 4,800,000,000, and such share consolidation and the decrease of the number of shares of common stock authorized to be issued shall become effective on October 1, 2020.

Except as stated above, there has been no material change in our capitalization and indebtedness since March 31, 2020.

SELECTED FINANCIAL AND OTHER INFORMATION (U.S. GAAP)

The following tables set forth our selected consolidated financial data under U.S. GAAP as of and for the fiscal years ended March 31, 2016, 2017, 2018, 2019 and 2020, which have been derived from our audited consolidated financial statements as of and for the same periods.

The consolidated financial statements of Mizuho Financial Group included in our annual report on Form 20-F for the fiscal year ended March 31, 2020 and incorporated herein by reference have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) by Ernst & Young ShinNihon LLC, our independent registered public accounting firm.

You should read the U.S. GAAP selected consolidated financial information presented below together with the information included in “Item 5. Operating and Financial Review and Prospects” and the audited consolidated financial statements, including the notes thereto, in our annual report on Form 20-F for the fiscal year ended March 31, 2020, which is incorporated herein by reference. The information presented below is qualified in its entirety by reference to that information.

	As of and for the fiscal years ended March 31,
	2016		2017	2018	2019	2020
	(in millions of yen, except per share data, share number information and percentages)
Statement of Income data:
Interest and dividend income	¥1,500,171		¥1,509,030	¥1,761,886	¥2,207,443	¥2,151,172
Interest expense	495,407		601,712	889,936	1,313,476	1,271,381

Net interest income	1,004,764		907,318	871,950	893,967	879,791
Provision (credit) for loan losses	34,560		37,668	(126,362)	32,459	156,200

Net interest income after provision (credit) for loan losses	970,204		869,650	998,312	861,508	723,591
Noninterest income	1,883,894		1,368,032	1,604,663	1,222,371	1,307,740
Noninterest expenses	1,657,493		1,757,307	1,763,677	1,998,819	1,877,841

Income before income tax expense	1,196,605		480,375	839,298	85,060	153,490
Income tax expense	346,542		91,244	237,604	9,335	47,175

Net income	850,063		389,131	601,694	75,725	106,315
Less: Net income (loss) attributable to noncontrolling interests	(429)		26,691	24,086	(8,746)	(43,880)

Net income attributable to MHFG shareholders	¥850,492		¥362,440	¥577,608	¥84,471	¥150,195

Net income attributable to common shareholders	¥848,062		¥362,440	¥577,608	¥84,471	¥150,195
Amounts per share:
Basic earnings per common share—net income attributable to common shareholders	¥34.19		¥14.33	¥22.77	¥3.33	¥5.92
Diluted earnings per common share—net income attributable to common shareholders	¥33.50		¥14.28	¥22.76	¥3.33	¥5.92
Number of shares used to calculate basic earnings per common share (in thousands)	24,806,161		25,285,899	25,366,345	25,362,376	25,373,681
Number of shares used to calculate diluted earnings per common share (in thousands)	25,387,033		25,380,302	25,373,931	25,366,898	25,375,264
Cash dividends per share(1)(2):
Common stock	¥7.50		¥7.50	¥7.50	¥7.50	¥7.50
	$0.07		$0.07	$0.07	$0.07	$0.07
Eleventh series class XI preferred stock(3)	¥20.00		¥—	¥—	¥—	¥—
	$0.18		$—	$—	$—	$—
Balance sheet data:
Total assets	¥193,810,151	(4)	¥200,456,304	¥204,255,642	¥197,611,195	¥211,218,760
Loans, net of allowance	77,104,122		81,804,233	83,204,742	82,492,742	87,087,233
Total liabilities	185,626,960	(4)	191,684,247	194,751,942	188,109,702	202,043,136
Deposits	117,937,722		131,184,953	136,884,006	138,296,916	144,948,667
Long-term debt	14,765,527	(4)	14,529,414	12,955,230	11,529,400	10,346,152
Common stock	5,703,144		5,826,149	5,826,383	5,829,657	5,827,500
Total MHFG shareholders’ equity	8,014,551		8,261,357	8,868,421	8,726,519	8,512,365

	As of and for the fiscal years ended March 31,
	2016	2017	2018	2019	2020
	(in millions of yen, except per share data, share number information and percentages)
Other financial data:
Return on equity and assets:
Net income attributable to common shareholders as a percentage of total average assets	0.43%	0.18%	0.28%	0.04%	0.07%
Net income attributable to common shareholders as a percentage of average MHFG shareholders’ equity	13.33%	5.25%	8.26%	1.11%	1.90%
Dividends per common share as a percentage of basic earnings per common share	21.94%	52.34%	32.94%	225.23%	126.69%
Average MHFG shareholders’ equity as a percentage of total average assets	3.23%	3.38%	3.35%	3.71%	3.91%
Net interest income as a percentage of total average interest-earning assets	0.58%	0.51%	0.47%	0.48%	0.48%

Notes:

(1)

Yen amounts are expressed in U.S. dollars at the rate of ¥112.42 = U.S. $1.00, ¥111.41 = U.S. $1.00, ¥106.20 = U.S. $1.00, ¥110.68 = U.S. $1.00 and ¥107.53 = U.S. $1.00 for the fiscal years ended March 31, 2016, 2017, 2018, 2019 and 2020, respectively. These rates are the noon buying rates on the respective fiscal year-end dates in New York City for cable transfers in yen as certified for customs purposes by the FRBNY.

(2)

Figures represent cash dividends per share with respect to the applicable fiscal year. Dividends with respect to a fiscal year include year-end dividends and interim dividends. Declaration and payment of dividends are conducted during the immediately following fiscal year, in the case of year-end dividends, or immediately following interim period, in the case of interim dividends.

(3)

On July 1, 2016, we acquired ¥75.1 billion of eleventh series class XI preferred stock, in respect of which a request for acquisition was not made by June 30, 2016, and delivered shares of our common stock, pursuant to Article 20, Paragraph 1 of our articles of incorporation and a provision in the terms and conditions of the preferred stock concerning mandatory acquisition in exchange for common stock. On July 13, 2016, we cancelled all of our treasury shares of eleventh series class XI preferred stock.

(4)	Total assets, total liabilities and long-term debt have been recalculated to reflect the retrospective adoption of ASU No.2015-03.

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION (JAPANESE GAAP)

The tables below set forth our selected historical consolidated and other financial data under Japanese GAAP, as of and for the fiscal years ended March 31, 2016, 2017, 2018, 2019 and 2020.

The selected consolidated financial information as of and for the fiscal years ended March 31, 2016, 2017, 2018, 2019 and 2020 have been derived from our audited consolidated financial statements under Japanese GAAP which have been audited by Ernst & Young ShinNihon LLC, our independent auditors and which are not included in or incorporated by reference into this prospectus supplement.

Some statistical information, including those regarding problem loan classifications, is primarily reported by Japanese banks on a non-consolidated basis and is presented as such in this prospectus supplement. Selected aggregated non-consolidated figures for the principal banking subsidiaries of the Mizuho Group are also provided for reference purposes.

Japanese GAAP differs in certain respects from U.S. GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein.

Selected Consolidated Financial Data for Mizuho Group

The table below sets forth selected historical consolidated financial data, as of and for the fiscal years ended March 31, 2016, 2017, 2018, 2019 and 2020.

	As of and for the fiscal years ended March 31,
	2016	2017	2018	2019	2020
	(in millions of yen, except percentages or where otherwise noted)
Statement of Income data:
Interest income	¥1,426,256	¥1,445,555	¥1,622,354	¥2,056,327	¥2,014,440
Interest expense	422,574	577,737	814,988	1,293,846	1,280,897

Net interest income	1,003,682	867,818	807,366	762,480	733,542
Fiduciary income	53,458	50,627	55,400	55,153	58,565
Net fee and commission income	607,551	603,542	614,349	610,427	619,243
Net trading income	310,507	325,332	275,786	297,367	391,299
Net other operating income	246,415	245,419	162,454	87,306	259,567
General and administrative expenses	1,349,593	1,467,221	1,488,973	1,430,850	1,378,398
Other income	365,036	438,042	565,683	447,300	318,438
Other expenses	228,807	279,368	192,113	712,927	383,542

Income before income taxes(1)	1,008,252	784,193	799,953	116,259	618,717
Income taxes:
Current(2)	213,289	196,535	190,158	161,376	150,088
Deferred	69,260	(58,800)	1,469	(163,879)	11,408

Profit(1)	725,702	646,457	608,326	118,762	457,221
Profit attributable to non-controlling interests(1)	54,759	42,913	31,778	22,196	8,652

Profit attributable to owners of parent(1)	¥670,943	¥603,544	¥576,547	¥96,566	¥448,568

Gross profits (excluding the amounts of credit costs of trust accounts)	¥2,221,615	¥2,092,740	¥1,915,357	¥1,812,737	¥2,062,219
Gross profits (excluding the amounts of credit costs of trust accounts) + net gains (losses) related to ETFs and others(3)(4)	—	2,129.0	1,995.5	1,827.7	2,072.8
Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans)(5)	852,854	663,416	457,820	393,389	661,982
Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans)(5) + net gains (losses) related to ETFs and others(3)(4)	—	699.7	538.0	408.3	672.5
Ordinary profits	997,529	737,512	782,447	614,118	637,877
Credit-related costs(6)(7)	30,447	47,539	(156,313)	19,553	171,703
Balance sheet data:
Total assets	¥193,458,580	¥200,508,610	¥205,028,300	¥200,792,226	¥214,659,077
Loans and bills discounted(8)	73,708,884	78,337,793	79,421,473	78,456,935	83,468,185
Securities	39,505,971	32,353,158	34,183,033	29,774,489	34,907,234
Deposits(9)	117,456,604	130,676,494	136,463,824	137,649,596	144,472,235
Net assets	9,353,244	9,273,361	9,821,246	9,194,038	8,663,847

	As of and for the fiscal years ended March 31,
	2016	2017	2018	2019	2020
	(in millions of yen, except percentages or where otherwise noted)
Basel III related data:(10)
Common Equity Tier 1 capital	¥6,566,488	¥7,001,664	¥7,437,048	¥7,390,058	¥7,244,776
Additional Tier 1 capital	1,338,605	1,209,858	1,755,195	1,842,102	1,779,627
Tier 1 capital	7,905,093	8,211,522	9,192,244	9,232,160	9,024,404
Total capital	9,638,641	10,050,953	10,860,440	10,917,507	10,722,278
Risk-weighted assets	62,531,174	61,717,158	59,528,983	57,899,567	62,141,217
Common Equity Tier 1 capital ratio(11)	10.50%	11.34%	12.49%	12.76%	11.65%
Tier 1 capital ratio	12.64%	13.30%	15.44%	15.94%	14.52%
Total capital ratio	15.41%	16.28%	18.24%	18.85%	17.25%
Total exposures	198,482,158	207,401,679	214,277,824	208,557,401	220,977,568
Leverage ratio	3.98%	3.95%	4.28%	4.42%	4.08%
External TLAC ratio (risk-weighted assets basis, excluding capital buffers(12))	—	—	20.40%	22.18%	21.95%
External TLAC ratio (total exposure basis, including capital buffers(13))	—	—	—	7.14%	7.16%
Outstanding balance of TLAC eligible senior bonds (in trillions of yen)(14)	—	¥1.25	¥1.92	¥2.53	¥3.50
Asset quality:
Credit-related cost ratio(15)	3bps	5bps	(17)bps	2bps	18bps
Non-performing loans (“NPL”) balances and ratios(16):
Status of disclosed claims under the Financial Reconstruction Act (“FRA”)(17):
Claims against bankrupt and substantially bankrupt obligors(4)	¥83	¥98	¥87	¥59	¥59
Claims with collection risk(4)	364	404	294	361	383
Claims for special attention(4)	464	422	241	195	257

Total disclosed claims under the FRA(4)	911	925	623	617	700
Normal claims(4)	80,290	85,906	88,021	87,178	92,670

Total claims(4)	¥81,201	¥86,831	¥88,645	¥87,795	¥93,370

NPL ratio(18)	1.12%	1.06%	0.70%	0.70%	0.75%
Other data:
Other securities(19)	¥32,793,827	¥26,661,507	¥29,626,911	¥26,157,679	¥32,256,623
Japanese stocks(20)	1,847,182	1,687,587	1,564,867	1,419,898	1,272,069
Japanese bonds	18,737,977	13,223,974	16,530,192	14,781,679	15,756,613
Other	12,208,667	11,749,944	11,531,850	9,956,100	15,227,941
Foreign bonds	9,678,529	9,099,741	8,495,236	7,394,627	12,501,259
Unrealized gains (losses) related to other securities	1,881,867	1,819,224	1,954,226	1,689,866	1,172,759
Net unrealized gains (losses) on other securities (the base amount to be recorded directly to Net Assets after tax and other necessary adjustments)(21)	1,855,152	1,784,852	1,925,952	1,651,865	1,177,950
Japanese stocks	1,603,909	1,838,708	1,984,272	1,687,650	1,071,551
Japanese bonds	136,507	21,181	5,411	5,270	(54,100)
Japanese government bonds	95,841	8,716	616	5,921	(44,021)
Other	114,735	(75,037)	(63,731)	(41,055)	160,499
Foreign bonds	20,889	(162,927)	(161,269)	21,704	200,954
Net gains (losses) related to bonds(22)	143,593	97,817	(20,773)	(109,359)	114,242
Net gains (losses) related to stocks(23)	205,678	242,145	272,035	274,863	137,174

Notes:

(1)

We have applied “Revised Accounting Standard for Business Combinations” (ASBJ Statement No.21, September 13, 2013) and others and presentation of Net Income and others has been changed and presentation of Minority Interests has been changed to Non-controlling Interests from the fiscal year ended March 31, 2016.

(2)	Includes refund of income taxes.
(3)

Net gains related to ETFs (the aggregate non-consolidated figures of Mizuho Bank and Mizuho Trust & Banking) + net gains on operating investment securities (the consolidated figures of Mizuho Securities) was ¥10.6 billion for the fiscal year ended March 31, 2020 (a decrease of ¥4.3 billion from the previous fiscal year). Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans) + net gains (losses) related to ETFs and others was ¥475.5 billion for the nine months ended December 31, 2019 and ¥197.0 billion for the three months ended March 31, 2020.

(4)	In billions of yen.
(5)

Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans) = consolidated gross profits-general and administrative expenses (excluding non-recurring losses) + equity in income from investments in affiliates and certain other consolidation adjustments. Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans) was ¥470.2 billion for the nine months ended December 31, 2019 and ¥191.7 billion for the three months ended March 31, 2020.

(6)	Figures in parentheses show negative credit-related costs as a result of gain on reversal of reserves for possible losses on loans.
(7)

Credit-related costs consist of (a) expenses related to portfolio problems (including reversal of (provision for) general reserve for losses on loans), (b) gains on reversal of reserves for possible losses on loans, and others, and (c) credit costs for trust accounts. Credit-related costs for the fiscal year ended March 31, 2020 included credit-related costs of ¥149.1 billion with respect to Japan and ¥27.6 billion with respect to EMEA, ¥(4.4) billion with respect to the Americas and ¥(0.6) billion with respect to Asia. Regions are on a representative main branch basis, and Japan includes items which cannot be divided by regions such as adjustments of foreign exchange and others. Credit-related costs for the fiscal year ended March 31, 2020 consisted of ¥11.2 billion for the six months ended September 30, 2019, ¥13.2 billion for the three months ended December 31, 2019 and ¥147.2 billion for the three months ended March 31, 2020.

(8)

Bills discounted refer to a form of financing in Japan under which promissory notes obtained by corporations through their regular business activities are purchased by banks prior to their payment dates at a discount based on prevailing interest rates.

(9)	Includes negotiable certificates of deposit.
(10)

Risk-adjusted capital data are calculated on a Basel III basis from the fiscal year ended March 31, 2013. We adopted the advanced internal ratings-based approach for the calculation of risk-weighted assets associated with credit risk from the fiscal year ended March 31, 2009. We also adopted the advanced measurement approach for the calculation of operational risk from the fiscal year ended March 31, 2010. For more details on capital adequacy requirements set by the Bank for International Settlements, and the guideline implemented by the FSA in compliance thereto, see “Item 5. Operating and Financial Review and Prospects—Capital Adequacy” in our annual report on Form 20-F for the fiscal year ended March 31, 2020, which is incorporated by reference herein.

(11)	Common Equity Tier 1 capital ratio was 11.92% as of December 31, 2019.
(12)

Calculated after deduction of capital buffer requirement. The balance of external TLAC (excluding capital buffers) was ¥13,643.2 billion as of March 31, 2020. The ratio as of March 31, 2018 was calculated on a trial basis under the TLAC regulations then anticipated to be applicable in Japan as of March 31, 2019.

(13)	Calculated before deduction of capital buffer requirement. The balance of external TLAC (including capital buffers) was ¥15,824.3 billion as of March 31, 2020.
(14)	Japanese yen equivalent value converted at the exchange rate as of the respective period end.
(15)

Credit-related cost ratio = credit-related costs (annualized) / total claims (period-end balance, based on the FRA; banking account and trust account). Credit-related costs ratio was 1 bps for the six months ended September 30, 2019, 1 bps for the three months ended December 31, 2019 and 15 bps for the three months ended March 31, 2020.

(16)	NPL balance on a consolidated basis was ¥0.66 trillion as of September 30, 2019.
(17)	Includes banking account and trust account. Trust account denotes trust accounts with contracts that indemnify the principal amounts.
(18)	NPL ratio = disclosed claims under the FRA / total claims. Includes banking account and trust account. NPL ratio was 0.74% as of September 30, 2019.
(19)

Other securities which have readily determinable fair values. Figures are on an acquisition cost basis. As of December 31, 2019, the balance of other securities was ¥26.8 trillion, including ¥1.3 trillion of Japanese stocks, ¥13.8 trillion of Japanese bonds, ¥2.8 trillion of other (not including foreign bonds) and ¥8.7 trillion of foreign bonds.

(20)	The balance of Japanese stocks was ¥1,352 billion as of December 31, 2019.
(21)

Net unrealized gains (losses) on other securities (the base amount to be recorded directly to Net Assets after tax and other necessary adjustments) was ¥1,566.5 billion as of December 31, 2019, including ¥1,706.9 billion with respect to Japanese stocks, ¥(47.9) billion with respect to Japanese bonds, ¥(39.3) billion with respect to Japanese government bonds, ¥(23.0) billion with respect to foreign bonds and ¥(69.3) billion with respect to other (not including foreign bonds).

(22)

Net gains (losses) related to bonds was ¥96.7 billion for the six months ended September 30, 2019, ¥(6.6) billion for the three months ended December 31, 2019 and ¥24.1 billion for the three months ended March 31, 2020.

(23)

Net gains (losses) related to stocks was ¥47.4 billion for the six months ended September 30, 2019, ¥49.9 billion for the three months ended December 31, 2019 and ¥39.7 billion for the three months ended March 31, 2020. Net gains (losses) related to stocks-net gains (losses) related to ETFs and others was ¥126.5 billion for the fiscal year ended March 31, 2020, consisting of ¥92.1 billion for the nine months ended December 31, 2019 and ¥34.4 billion for the three months ended March 31, 2020.

Selected Aggregated Figures of Mizuho Group’s Principal Banking Subsidiaries

The tables below set forth selected aggregated non-consolidated figures of Mizuho Group’s principal banking subsidiaries, Mizuho Bank and Mizuho Trust & Banking, as of and for the fiscal years ended March 31, 2016, 2017, 2018, 2019 and 2020.

	As of and for the fiscal years ended March 31,
Aggregated figures of Mizuho Group’s principal banking subsidiaries(1)	2016	2017	2018	2019	2020
	(in billions of yen, except percentages or where otherwise noted)
Financial results highlights:
Gross profits (excluding the amounts of credit costs of trust accounts)	¥1,599	¥1,441	¥1,293	¥1,197	¥1,437
Net interest income	865	749	708	676	652
Net fee and commission income	414	407	405	417	420
General and administrative expenses (excluding non-recurring losses)	910	947	964	949	922
Net business profits (before reversal of (provision for) general reserve for losses on loans)(2)	688	494	328	247	515
Net income (losses)	530	388	493	(105)	343
Asset quality:
Reserve ratios for other watch obligors(3): Claims against other watch obligors (approximate amount, in trillions of yen)	¥1.6	¥1.6	¥1.6	¥1.3	¥1.6
Reserve ratios	3.66%	6.69%	3.92%	2.46%	4.91%
Other financial data:
Japanese government bonds (in trillions of yen)(4)	¥15.6	¥10.2	¥13.3	¥11.8	¥12.6
Average remaining period (years)(5)(6)	2.5	2.4	2.5	2.1	2.4
Unrealized gains (losses)(7)	¥95.8	¥8.7	¥0.6	¥5.9	¥(44.0)
Foreign bonds (in trillions of yen)(4)	9.4	8.7	8.1	7.1	12.1
Average remaining period (years)(6)	3.9	3.9	3.4	3.2	2.6
Unrealized gains (losses)(7)	¥18.1	¥(162.9)	¥(160.2)	¥21.1	¥199.6

Notes:

(1)	The aggregated figures in this table have not been audited.
(2)	Net business profits (before reversal of (provision for) general reserve for losses on loans) of Mizuho Trust & Banking exclude the amounts of credit-related costs for trust accounts.
(3)	Banking account. The amount of claims against other watch obligors and reserve ratio as of September 30, 2019 were ¥1.3 trillion and 3.09%, respectively.
(4)

Classified as other securities which have readily determinable fair values. Figures are on an acquisition cost basis. The balance of Japanese government bonds was ¥10.8 trillion as of December 31, 2019. The balance of foreign bonds was ¥8.5 trillion as of December 31, 2019.

(5)	Excludes floating-rate notes.
(6)

On a managerial accounting basis. Average remaining period for Japanese government bonds was 2.2 years as of December 31, 2019. Average remaining period for foreign bonds was 3.2 years as of December 31, 2019.

(7)

Amounts to be recorded directly to net assets after tax and other necessary adjustments. Based on the quoted market price if available, or other reasonable value, at the respective period end. Unrealized gains (losses) for Japanese government bonds was ¥(39.3) billion as of December 31, 2019. Unrealized gains (losses) for foreign bonds was ¥(24.0) billion as of December 31, 2019.

Other Related Information for Mizuho Group

	As of
Aggregated figures of Mizuho Group’s principal banking subsidiaries	September 30, 2016	March 31, 2017	September 30, 2017	March 31, 2018	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020
	(in trillions of yen)
Loan balance in Japan(1)

Period-end balances:
Domestic branches	¥54.0	¥54.8	¥53.6	¥53.8	¥54.6	¥55.8	¥56.5	¥57.4
Loans to Japanese government and other public sector	3.9	3.2	2.4	2.1	1.8	1.6	1.4	1.4
Loans to large corporations and other entities	18.1	19.0	18.8	18.9	20.1	21.0	21.6	22.0
Loans to SMEs(2)	20.9	21.7	21.8	22.5	22.6	23.5	23.9	24.6
Loans to individual customers(3)	11.0	10.7	10.4	10.1	9.8	9.6	9.4	9.2

Average balance:
Domestic branches	53.2	54.4	53.6	53.5	53.8	55.0	56.0	56.4

	For the six months ended
Aggregated figures of Mizuho Group’s principal banking subsidiaries	September 30, 2016	March 31, 2017	September 30, 2017	March 31, 2018	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020
Loan and deposit rate margin in Japan(4)

Domestic return on loans and bills discounted (a)	0.94%	0.90%	0.86%	0.85%	0.83%	0.80%	0.78%	0.77%
Domestic loan and deposit rate margin (a) – (b)	0.93%	0.89%	0.86%	0.84%	0.82%	0.80%	0.78%	0.76%
Domestic cost of deposits and debentures (b)	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	As of
Non-Consolidated Financial Information for Mizuho Bank	September 30, 2016	March 31, 2017	September 30, 2017	March 31, 2018	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020
	(in billions of dollars) (on a managerial accounting basis)
Loan balance outside Japan(5)(6)(7)

Period-end balances:	$204.8	$203.1	$203.7	$215.3	$235.1	$240.9	$253.2	$278.8
Asia	90.8	91.8	98.2	102.0	119.0	112.4	117.3	117.0
Americas	75.4	70.9	67.4	69.1	69.8	75.7	79.7	99.3
EMEA	38.6	40.4	38.1	44.2	46.3	52.9	56.2	62.5
Average balance	203.9	209.0	207.0	213.4	227.4	243.8	248.4	259.8

	For the six months ended
Non-Consolidated Financial Information for Mizuho Bank	September 30, 2016	March 31, 2017	September 30, 2017	March 31, 2018	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020
Loan and deposit rate margin outside Japan(8)

Return on loan and bills discounted (a)	1.70%	1.83%	2.03%	2.24%	2.67%	2.91%	2.87%	2.46%
Loan and deposit rate margin (a) – (b)	0.96%	0.97%	0.95%	1.03%	0.98%	0.89%	0.90%	0.91%
Cost of deposits and debentures (b)	0.73%	0.86%	1.08%	1.21%	1.68%	2.01%	1.97%	1.55%

	For the six months ended
Non-Consolidated Financial Information for Mizuho Bank	September 30, 2016	March 31, 2017	September 30, 2017	March 31, 2018	September 30, 2018	March 31, 2019	September 30, 2019	March 31, 2020
Loan Spreads(7):

Loans to middle market firms and SMEs in Japan	0.70%	0.66%	0.64%	0.62%	0.60%	0.58%	0.55%	0.54%
Loans to large corporate banking clients in Japan	0.51%	0.50%	0.48%	0.48%	0.48%	0.47%	0.49%	0.49%
Loans booked at overseas offices(5)(6)	0.91%	0.89%	0.89%	0.90%	0.85%	0.80%	0.81%	0.82%

	As of March 31,
Non-Consolidated Financial Information for Mizuho Bank	2017	2018	2019	2020
	(in billions of dollars, except percentages) (on a managerial accounting basis)
Non-JPY loan and deposit trends(7)(9):

Period-end balances:
Non-JPY denominated customer deposits(6)	$175.7	$177.6	$200.4	$228.9
Non-JPY denominated loans(6)	235.9	245.6	272.4	307.8
Proportion of deposit to loan	74%	72%	74%	74%

	As of March 31,
Non-Consolidated Financial Information for Mizuho Bank	2018	2019	2020
	(on Global Corporate Company management accounting basis)
Quality of loan portfolio outside Japan(10):

Percentage of loans to investment grade borrowers(11)	76%	77%	77%
NPL ratio(12)	0.6%	0.6%	0.5%

Aggregated period-end loan balance of Mizuho Bank, including the banking subsidiaries outside Japan, as of March 31, 2020:

Breakdown of overseas loan portfolio by customer type
Total	Japanese Customers	Non-Japanese Customers
(in billions of dollars, except percentages) (on Global Corporate Company management accounting basis)
$278.8	33%	67%

Breakdown of overseas loan portfolio by region
Total	Asia/Oceania	Americas	EMEA
(in billions of dollars, except percentages) (on Global Corporate Company management accounting basis)
$278.8	42%	36%	22%

Breakdown of Asia/Oceania loan portfolio
Total	Hong Kong	Singapore	Australia	Thailand	China	South Korea	Taiwan	India	Malaysia	Others
(in billions of dollars, except percentages) (on Global Corporate Company management accounting basis)
$117.0	24%	17%	11%	9%	9%	7%	7%	6%	3%	7%

Breakdown of China loan portfolio
Total	Japanese Customers	Non-Japanese Customers
(in billions of dollars, except percentages) (on Global Corporate Company management accounting basis)
$10.0	44%	56%(13)

	For the fiscal years ended March 31,
Non-interest Income from Customer Groups	2018	2019	2020
	(in billions of yen) (on a managerial accounting basis)
Non-interest Income (group aggregated figures)(14)(15)	¥995	¥1,007	¥984
Mizuho Bank (in Japan)	386	405	386
Solutions Business Related	—	128	127	(16)
Investment Trusts & Individual Annuities	—	31	22	(17)
Settlement & Foreign Exchange	—	170	161	(18)
Others	—	76	76
Mizuho Bank (outside Japan)	166	178	189	(19)
Trust & Asset Management	190	180	173	(20)
Securities	205	200	193	(21)
Others	48	44	43

Key Financial Indicators	As of and for the fiscal years ended March 31,
	2018	2019	2020
Common Equity Tier 1 capital ratio(22)(23)(24)	10.29%	10.84%	11.00%
Common Equity Tier 1 capital ratio(25)	—	8.2%	8.8%
Consolidated ROE(26)	7.7%	1.2%	5.8%
Consolidated liquidity coverage ratio(27)	120.1%	144.3%	137.3%
Total high-quality liquid assets (in billions of yen)(28)	¥60,159.6	¥59,797.1	¥60,112.7
Net cash outflows (in billions of yen)(28)	¥50,079.0	¥41,447.8	¥43,816.7

Notes:

(1)	Excluding loans to Mizuho Financial Group. Banking account.
(2)	Calculated by deducting “Housing and Consumer Loans” from “Loans to SMEs and Individual Customers”.
(3)	“Housing and Consumer Loans”.
(4)

Domestic operations, excluding loans to financial institutions (including Mizuho Financial Group) and the Japanese government and other public sector. Domestic loan and deposit rate margin for the three months ended June 30, September 30 and December 31, 2019 and March 31, 2020 were 0.78%, 0.77%, 0.76% and 0.76%, respectively.

(5)	Including subsidiaries in China, the United States, the Netherlands, Indonesia, Malaysia, Russia, Brazil and Mexico.
(6)	Figures including past figures are calculated based on the planned rate in U.S. dollars of the fiscal year ended March 31, 2020.
(7)	On a managerial accounting basis.
(8)	Loan and deposit rate margin outside Japan for the three months ended June 30, September 30, and December 31, 2019 and March 31, 2020 were 0.89%, 0.91%, 0.89% and 0.92%, respectively.
(9)

Includes non-yen deposits and loans (in Japan) and the banking subsidiaries in China, the United States, the Netherlands, Indonesia, etc. As of March 31, 2020, on a managerial accounting basis, and including the banking subsidiaries in China, the United States, the Netherlands, Indonesia, etc., non-JPY denominated securities was $120.3 billion, non-JPY denominated other assets was $47.6 billion, non-JPY denominated medium and long-term funding (consisting of corporate bonds, currency swaps and other) was $79.1 billion, non-JPY denominated market operations (consisting of repos, interbank, central banks and other) were $117.8 billion and non-JPY denominated certificates of deposit and commercial paper were $49.9 billion.

(10)	On a managerial accounting basis. Includes the banking subsidiaries outside Japan.
(11)	“Investment grade borrowers” is based on our internal credit ratings, which are similar to the external investment grade ratings provided by rating agencies such as S&P and Moody’s.
(12)	NPL ratio = disclosed claims under the FRA / total claims.
(13)

The majority of the loans to non-Japanese customers were to general corporate. The majority of the loans to general corporate were to non-Chinese customers and the remaining loans were to Chinese customers.

(14)	Aggregated figures for Mizuho Bank, Mizuho Trust & Banking, Mizuho Securities, Asset Management One and other major subsidiaries, each on a non-consolidated basis.
(15)

On a managerial accounting basis. Recalculated past figures based on the planned rate of the fiscal year ended March 31, 2020 and other factors such as expansion and refinement of range of consolidated subsidiaries, under management accounting. The original figures before the recalculation for the fiscal year ended March 31, 2018 and 2019 were ¥984 billion and ¥996 billion, respectively.

(16)

Includes ¥32 billion from syndicated loans (a decrease of ¥6 billion from the previous fiscal year), ¥62 billion from investment-banking related income (an increase of ¥15 billion from the previous fiscal year) and ¥21 billion from securities-related fees (an increase of ¥3 billion from the previous fiscal year).

(17)	Includes ¥11 billion from investment trusts (a decrease of ¥2 billion from the previous fiscal year) and ¥11 billion from individual annuities (a decrease of ¥6 billion from the previous fiscal year).
(18)

Includes ¥85 billion from settlement income (an increase of ¥3 billion from the previous fiscal year) and ¥76 billion from foreign exchange income (a decrease of ¥13 billion from the previous fiscal year).

(19)

Includes ¥31 billion from the EMEA region (an increase of ¥1 billion from the previous fiscal year), ¥66 billion from the Americas (an increase of ¥7 billion from the previous fiscal year) and ¥82 billion from Asia (an increase of ¥3 billion from the previous fiscal year).

(20)

Includes ¥64 billion from real estate income (an increase of ¥5 billion from the previous fiscal year) and ¥64 billion from pension and asset management income (no significant increase or decrease from the previous fiscal year).

(21)	Includes ¥156 billion from inside Japan (a decrease of ¥12 billion from the previous fiscal year) and ¥37 billion from outside Japan (an increase of ¥5 billion from the previous fiscal year).
(22)

Excludes net unrealized gains (losses) on other securities and its associated deferred gains (losses) on hedges from the numerator. Deducts risk weighted assets associated with net unrealized gains (losses) on other securities (Japanese stocks) from the denominator. Includes the effect of partially fixing unrealized gains on stocks through hedging transactions.

(23)	On a fully-effective basis under the regulating notice published by the FSA.
(24)

Common Equity Tier 1 capital ratio (which excludes net unrealized gains (losses) on other securities and its associated deferred gains (losses) on hedges from the numerator, deducts risk weighted assets associated with net unrealized gains (losses) on other securities (Japanese stocks) from the denominator, and includes the effect of partially fixing unrealized gains on stocks through hedging transactions) as of December 31, 2019 was 10.73%.

(25)

On a fully-effective basis under the Basel III finalization framework expected to be fully applied in 2028. Excludes net unrealized gains (losses) on other securities and its associated deferred gains (losses) on hedges from the numerator. Deducts risk weighted assets associated with net unrealized gains (losses) on other securities (Japanese stocks) from the denominator. Includes the effect of partially fixing unrealized gains on stocks through hedging transactions. The capital floor is also calculated after deducting the associated reserves from risk weighted assets using the standard approach.

(26)

Consolidated ROE = annualized profit attributable to owners of parent / the average value of (total shareholders’ equity + total accumulated other comprehensive income – net unrealized gains (losses) on other securities).

(27)

For the three months ended March 31, 2018, 2019, 2020, respectively. Consolidated liquidity coverage ratio is calculated as the three-month average of the daily liquidity coverage ratio for the relevant three months, which is calculated by dividing the balance of total high-quality liquid assets by the amount of net cash outflows on a daily basis for the same three months.

(28)	For the three months ended March 31, 2018, 2019, 2020, respectively.

Exposure to Specific Sectors and Products

The following table sets forth, on a managerial accounting basis, exposure to the resource sector as of March 31, 2020 for Mizuho Bank.

	As of March 31, 2020
	Total Exposure	Investment-grade and equivalent Exposure(3)
Exposure to Resource Sector(1)(2)		Amount	Percentage
	(in trillions of yen, except percentages)
Exposure to non-Japanese Obligors	4.7	3.8	80%
Upstream(4)	2.3	1.9	81%
Midstream(5)	1.3	1.0	79%
Downstream(6)	1.1	0.9	79%
Exposure to Japanese Obligors	1.7	1.5	89%

Total Exposure	6.4	5.3	83%

Notes:

(1)	Exposure is calculated as the sum of loans, foreign exchange and unused commitment lines and other, and excludes mineral resources.
(2)	Approximately ¥0.4 trillion of our resource-related project finance transactions can be impacted by fluctuations in commodity prices.
(3)	“Investment grade and equivalent” is based on our internal credit ratings, which are similar to the external investment grade ratings provided by rating agencies such as S&P and Moody’s.
(4)	Upstream: crude oil & natural gas mining etc.
(5)	Midstream: storage and transportation.
(6)	Downstream: petroleum refinery and product manufacturing and other.

The following table sets forth, on a managerial accounting basis, exposure to the real estate sector as of March 31, 2020 for Mizuho Bank and Mizuho Trust & Banking.

Exposure to Real Estate Sector(1)(2)	Exposure (Amount or Percentage)
(in trillions of yen, except percentages)
Exposure to Japanese Obligors:
Large corporations(2)	27%
J-REITs	13%
Non-resource loans	17%
SMEs and individuals	19%
Exposure to non-Japanese Obligors(2)	25%
Total Exposure	¥13.2

Notes:

(1)	Exposure is calculated as the sum of loans, foreign exchange and unused commitment lines and other.
(2)

For exposure to the real estate sector, approximately 80% of our exposure is rated as investment-grade and equivalent (which is based on our internal credit ratings, which are similar to the external investment grade ratings provided by rating agencies such as S&P and Moody’s).

As of March 31, 2020, on a managerial accounting basis, Mizuho Bank’s exposure (which is calculated as the sum of loans, foreign exchange and unused commitment lines and other) to the aircraft sector that relies solely on cash flow from underlying aircraft assets is $0.25 billion. Such amount represents credit where the lender is exposed to the residual value risk of the asset.

As of March 31, 2020, on a managerial accounting basis, Mizuho Bank’s exposure (which is calculated as the sum of loans, foreign exchange and unused commitment lines and other) to LBO loans outside of Japan was $3.4 billion in total and $0.7 billion for which we directly underwrite the amount.

As of March 31, 2020, Mizuho Bank’s exposure to securitized products denominated in non-JPY currencies was ¥0.7 trillion.

DESCRIPTION OF THE NOTES

The following description of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our senior debt securities set forth in the accompanying prospectus under the heading “Description of the Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable pricing term sheet in making your investment decision with respect to the Notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture referred to herein or therein.

General

•

The 4-year Notes will be initially limited to $1,100,000,000 aggregate principal amount and, unless previously redeemed or otherwise cancelled, will mature on July 10, 2024. During the 4-year Notes Fixed Rate Period, the 4-year Notes will bear interest at the fixed rate of 1.241% per annum, payable semi-annually in arrears on January 10 and July 10 of each year, commencing January 10, 2021, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. During the 4-year Notes Floating Rate Period, the 4-year Notes will bear interest at a per annum rate equal to a benchmark rate (which will initially be three-month U.S. dollar LIBOR) plus 0.99%, reset quarterly, payable quarterly in arrears on October 10 of 2023 and January 10, April 10 and July 10 of 2024 to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. For more information on the calculation of interest and interest payment date adjustment conventions on such series of Notes during the 4-year Notes Fixed Rate Period and the 4-year Notes Floating Rate Period, see “—Fixed Rate Interest” and “—Floating Rate Interest” in this prospectus supplement, respectively.

•

The 11-year Notes will be initially limited to $1,000,000,000 aggregate principal amount and, unless previously redeemed or otherwise cancelled, will mature on July 10, 2031. During the 11-year Notes Fixed Rate Period, the 11-year Notes will bear interest at the fixed rate of 2.201% per annum, payable semi-annually in arrears on January 10 and July 10 of each year, commencing January 10, 2021, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. During the 11-year Notes Floating Rate Period, the 11-year Notes will bear interest at a per annum rate equal to a benchmark rate (which will initially be three-month U.S. dollar LIBOR) plus 1.51%, reset quarterly, payable quarterly in arrears on October 10 of 2030 and January 10, April 10 and July 10 of 2031 to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. For more information on the calculation of interest and interest payment date adjustment conventions on such series of Notes during the 11-year Notes Fixed Rate Period and the 11-year Notes Floating Rate Period, see “—Fixed Rate Interest” and “—Floating Rate Interest” in this prospectus supplement, respectively.

•

The Floating Rate Notes will be initially limited to $400,000,000 aggregate principal amount and, unless previously redeemed or otherwise cancelled, will mature on July 10, 2024. The Floating Rate Notes will bear interest at a floating rate from and including July 10, 2020 to but excluding the maturity date, payable quarterly in arrears on January 10, April 10, July 10 and October 10 of each year, commencing October 10, 2020, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. The interest rate on the Floating Rate Notes for each interest period will be a per annum rate equal to a benchmark rate (which will initially be three-month U.S. dollar LIBOR) plus 0.99%, reset quarterly. For more information, see “—Floating Rate Interest” in this prospectus supplement.

Each series of the Notes will constitute a series of senior debt securities to be issued under a senior indenture between us and The Bank of New York Mellon, as trustee, dated as of September 13, 2016, as amended or supplemented from time to time (the “Indenture”). The Indenture is qualified under the Trust

Indenture Act of 1939, as amended, or the Trust Indenture Act. The Indenture is more fully described in the accompanying prospectus. Copies of the Indenture and any amendments or supplements thereto will be available at the corporate trust office of the trustee.

The Notes will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations, of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding.

Mizuho Financial Group is a holding company and conducts substantially all of its operations through its subsidiaries. As a result, claims of noteholders will be structurally subordinated to claims of creditors of its subsidiaries. In addition, various statutes and regulations, including banking and other regulations, may restrict Mizuho Financial Group’s subsidiaries from paying dividends or principal of or interests on loans or other funds to Mizuho Financial Group. See “Risk Factors—The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.”

The Notes will be repaid at maturity at a price of 100% of the principal amount thereof. The Notes of each series may be redeemed on the date that is one year prior to the maturity date of such series of Notes, as described under “—Optional Redemption,” and at any time prior to maturity in the circumstances described under “—Optional Tax Redemption.” The Notes will be issued in denominations of $200,000 or integral multiples of $1,000 in excess thereof. The Notes do not provide for any sinking fund. Temporary documents of title will not be issued.

Payments on the Notes will be made in accordance with any laws, regulations or administrative practices applicable to Mizuho Financial Group and its agents in respect thereof, including the requirements under Japanese tax law.

If and to the extent Mizuho Financial Group shall default in the payment of interest when due, such defaulted interest shall be paid to the person in whose name the relevant Note is registered at the close of business on a subsequent record date, which shall not be less than five Business Days prior to the payment of such defaulted interest, established by notice given by mail or in accordance with clearing system procedures by or on behalf of Mizuho Financial Group to the holder of the relevant Note not less than fifteen days preceding such subsequent record date.

The term “Business Day” means a day which is not a day on which banking institutions in New York or Tokyo are authorized by law or regulation to close.

Fixed Rate Interest

The Fixed-to-Floating Rate Notes (during the 4-year Notes Fixed Rate Period or the 11-year Notes Fixed Rate Period, as applicable) will bear interest at the relevant fixed rate per annum set forth on the cover page of this prospectus supplement and under “The Offering—Interest on the Fixed-to-Floating Rate Notes” and “—General” above.

If any payment is due on the Fixed-to-Floating Rate Notes (during the 4-year Notes Fixed Rate Period or the 11-year Notes Fixed Rate Period, as applicable, and the date that is one year prior to the maturity date of such series of Fixed-to-Floating Rate Notes) on a day that is not a Business Day, such payment will be made on the date that is the next succeeding Business Day. Payments postponed to the next succeeding Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Fixed-to-Floating Rate Notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

Floating Rate Interest

The Fixed-to-Floating Rate Notes (during the 4-year Notes Floating Rate Period or the 11-year Notes Floating Rate Period, as applicable) and the Floating Rate Notes will bear interest at the relevant floating interest rate (the “Floating Interest Rate”), payable quarterly in arrears and reset quarterly, as described on the cover page of this prospectus supplement and under “The Offering—Interest on the Fixed-to-Floating Rate Notes”, “The Offering—Interest on the Floating Rate Notes” and “—General” above.

If any date on which interest is payable in respect of the Fixed-to-Floating Rate Notes (during the 4-year Notes Floating Rate Period or the 11-year Notes Floating Rate Period, as applicable, other than the date that is one year prior to the maturity date of such series of Fixed-to-Floating Rate Notes) and the Floating Rate Notes, other than the maturity date or any date fixed for redemption, would otherwise fall on a day that is not a Business Day, the interest payment date will be adjusted to be the next succeeding day that is a Business Day, except that if such day is in the next succeeding calendar month, the interest payment date will be adjusted to be the immediately preceding day that is a Business Day. In any case where the stated maturity date of the Notes or any date fixed for redemption of the Fixed-to-Floating Rate Notes (during the 4-year Notes Floating Rate Period or the 11-year Notes Floating Rate Period, as applicable) or the Floating Rate Notes is not a Business Day, the payment of interest and principal in respect of such series of Notes will be made on the next succeeding day that is a Business Day, and no interest on such payment shall accrue due to such postponement for the period from and after the stated maturity date or such date fixed for redemption.

Each period beginning on (and including) an interest payment date (after any adjustments to make such date a Business Day) and ending on (but excluding) the next interest payment date (after any adjustments to make such date a Business Day) of the Fixed-to-Floating Rate Notes (during the 4-year Notes Floating Rate Period or the 11-year Notes Floating Rate Period, as applicable) and the Floating Rate Notes is referred to as an “Floating Interest Period.” For purposes of the first interest payment, the Floating Interest Period with respect to the Fixed-to-Floating Rates Notes will begin on (and include) the date that is one year prior to the maturity date of the Fixed-to-Floating Rates Notes, and with respect to the Floating Rate Notes will begin on (and include) the issue date of the Floating Rate Notes. For purposes of the interest payment on the maturity date, the Floating Interest Period will end on (and exclude) the stated maturity date of the relevant series of the Notes.

The Floating Interest Rate for each Floating Interest Period in respect of the Notes will be determined by the calculation agent on the following basis:

(i)

The calculation agent will determine the three-month U.S. dollar LIBOR, which is the initial benchmark rate, which appears on the display page designated LIBOR01 on the Reuters service (or any successor or such other page or service as may replace it for the purpose of displaying comparable rates to London interbank offered rates of major banks for U.S. dollar deposits) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on the second London Banking Day before the first day of the relevant Floating Interest Period (the “Floating Interest Determination Date”). The term “London Banking Day” means a day on which commercial banks are open for business, including dealings in foreign exchange and foreign currency deposits, in London.

(ii)	If such rate does not appear on that page, the calculation agent will:

(A)

request the principal London office of each of four major banks in the London interbank market, selected by Mizuho Financial Group or its Designee (as defined below) and notified to the calculation agent, to provide a quotation of the rate at which deposits in U.S. dollars are offered by it at approximately 11:00 a.m., London time, on the Floating Interest Determination Date to prime banks in the London interbank market for a period equal or comparable to the relevant Floating Interest Period and in an amount that is representative for a single transaction in that market at that time; and

(B)

determine the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, 0.000005 being rounded upwards) of such quotations if at least two such quotations are provided.

(iii)

If fewer than two such quotations are provided as requested, the calculation agent will determine the arithmetic mean (rounded, if necessary as aforesaid) of the rates quoted by at least two major banks in New York, selected by Mizuho Financial Group or its Designee and notified to the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of the relevant Floating Interest Period for loans in U.S. dollars to leading European banks for a period equal or comparable to the relevant Floating Interest Period and in an amount that is representative for a single transaction in that market at that time.

(iv)

If the calculation agent is unable to determine by one of the three methodologies described above a rate or an arithmetic mean, as the case may be, in accordance with the above provisions in relation to any Floating Interest Period (other than the first Floating Interest Period), the benchmark rate applicable to the Notes during such Floating Rate Interest Period will be the same rate as the rate or the arithmetic mean, as the case may be, applicable in relation to the Notes in respect of the immediately preceding Floating Interest Period. If the calculation agent is unable to determine a rate or an arithmetic mean, as the case may be, in accordance with the above provisions in relation to the first Floating Interest Period for the Fixed-to-Floating Rate Notes, then the interest rate to be applied to the Fixed-to-Floating Rate Notes during such first Floating Interest Period shall be the fixed rate applied to the Fixed-to-Floating Rate Notes during the 4-year Notes Fixed Rate Period or the 11-year Notes Fixed Rate Period, as applicable.

Notwithstanding the foregoing, if Mizuho Financial Group or its Designee determines prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to three-month U.S. dollar LIBOR, then (i) the Mizuho Financial Group or its Designee shall promptly provide notice of such determination to the calculation agent and (ii) the provisions set forth below under the heading “Effect of Benchmark Transition Event”, which we refer to as the benchmark transition provisions, will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate and the Interest Amount (as defined below) payable on the Notes during a relevant Floating Interest Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Floating Interest Rate that will be payable for each Floating Interest Period on the 4-year Notes, the 11-year Notes and the Floating Rate Notes for the relevant Floating Interest Period will be a per annum rate equal to the sum of the Benchmark Replacement (as defined below) and the spread of 0.99%, 1.51% and 0.99%, respectively, as determined by Mizuho Financial Group or its Designee.

However, if Mizuho Financial Group or its Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month U.S. dollar LIBOR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Interest Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Notes, as determined by Mizuho Financial Group or its Designee.

The calculation agent will, as soon as practicable after the determination of the Floating Interest Rate for each Floating Interest Period in respect of the Notes, calculate the amount of interest (the “Interest Amount”) payable in respect of each Fixed-to-Floating Rate Note and Floating Rate Note for such Floating Interest Period. The Interest Amount will be calculated by applying the Floating Interest Rate for such Floating Interest Period to the principal amount of such Fixed-to-Floating Rate Note and Floating Rate Note, multiplying the product by the actual number of days in such Floating Interest Period (the “Number of Days”) divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The interest rate on the Notes will in no event be lower than zero.

All determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate and the Interest Amount, whether by the calculation agent, the relevant banks in the London interbank market (or any of them), Mizuho Financial Group or its Designee will, in the absence of gross negligence, willful misconduct or manifest error, be binding on Mizuho Financial Group, its Designee, the calculation agent, the paying agent(s), the trustee, the relevant banks in the London interbank market and all holders of the Notes.

Mizuho Financial Group will, or will arrange for the calculation agent to, cause the Floating Interest Rate, the Number of Days, the Interest Amount for each Floating Interest Period in respect of the Notes and the relevant record date and interest payment date to be notified to the trustee and DTC, and such information will be notified or published to the holders of the Notes through DTC or through another reasonable manner as soon as possible after their determination. The interest payment date so notified or published may subsequently be amended.

Effect of Benchmark Transition Event

Benchmark Replacement. If Mizuho Financial Group or its Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the Floating Interest Period in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Mizuho Financial Group or its Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by Mizuho Financial Group or its Designee pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by Mizuho Financial Group, will be made in Mizuho Financial Group’s sole discretion;

•

if made by Mizuho Financial Group’s Designee, will be made after consultation with Mizuho Financial Group, and the Designee will not make any such determination, decision or election to which Mizuho Financial Group objects; and

•

notwithstanding anything to the contrary in this prospectus supplement, the accompanying prospectus, the Indenture or the relevant Notes, shall become effective without consent from the holders of the relevant Notes or any other party.

Any determination, decision or election pursuant to the benchmark transition provisions not made by Mizuho Financial Group’s Designee may be made by Mizuho Financial Group on the basis as described above. In addition, notwithstanding anything to the contrary in this prospectus supplement, the accompanying prospectus, the Indenture or the relevant Notes, Mizuho Financial Group may designate as its Designee an entity, which may be Mizuho Financial Group’s affiliate, to make any determination, decision or election that Mizuho Financial Group have the right to make in connection with the benchmark transition provisions set forth in this prospectus supplement.

Certain Defined Terms. As used herein:

“Benchmark” means, initially, three-month U.S. dollar LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month U.S. dollar LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if Mizuho Financial Group or its Designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by Mizuho Financial Group or its Designee as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)

the sum of: (a) the alternate rate of interest that has been selected by Mizuho Financial Group or its Designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Mizuho Financial Group or its Designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by Mizuho Financial Group or its Designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Interest Period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that Mizuho Financial Group or its Designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if Mizuho Financial Group or its Designee decides that adoption of any portion of such market practice is not administratively feasible or if Mizuho Financial Group or its Designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as Mizuho Financial Group or its Designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Floating Interest Period) being established by Mizuho Financial Group or its Designee in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)

if, and to the extent that, Mizuho Financial Group or its Designee determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by Mizuho Financial Group or its Designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Designee” means a designee as selected and separately appointed by Mizuho Financial Group as designee for the Notes in writing.

“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the

Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is three-month U.S. dollar LIBOR, 11:00 a.m. (London time) on the relevant Floating Interest Determination Date, and (2) if the Benchmark is not three-month LIBOR, the time determined by Mizuho Financial Group or its Designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark (or a successor administrator) on the FRBNY’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Optional Redemption

Mizuho Financial Group may redeem, at its option, each series of the Notes in whole, but not in part, on the date that is one year prior to the maturity date of such series of Notes, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations), at a redemption price equal to the sum of 100% of the principal amount of the series of Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

If Mizuho Financial Group elects to redeem any series of the Notes, it will provide notice at least 15 days and not more than 60 days before the date fixed for redemption. Each notice of redemption will state:

•	such election of Mizuho Financial Group to redeem the Notes of such series;

•	the redemption date;

•	the redemption price;

•	the principal amount and CUSIP or ISIN number and/or common code of the Notes to be redeemed;

•	that on the redemption date the redemption price will become due and payable upon each Note to be redeemed;

•	that interest thereon will cease to accrue on and after the redemption date; and

•

the place or places where the Notes to be redeemed are to be surrendered for payment of the redemption price and that (in the event the Notes are in certificated form) the Notes designated in such notice for redemption are required to be presented on or after such redemption date at the designated place or places of payment.

Notwithstanding the foregoing, if the Notes to be redeemed are held in book-entry form through DTC, Mizuho Financial Group may give such notice in any manner permitted or required by DTC. See “Description of the Debt Securities—Book-Entry; Delivery and Form—DTC’s Procedures for Notices, Voting and Payments” in the accompanying prospectus.

If the date that is one year prior to the maturity date of a series of Notes to be redeemed would otherwise fall on a day that is not a Business Day, payment of the redemption price will be made on the day that is the next succeeding Business Day. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the series of Notes to be redeemed.

Optional Tax Redemption

Each series of Notes may be redeemed at the option of Mizuho Financial Group, in whole, but not in part, at any time, upon not less than 30 nor more than 60 days’ prior notice, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations), at a redemption price equal to 100% of the principal amount of the relevant series of Notes then outstanding (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and “additional amounts” (as described in the accompanying prospectus), if any), if Mizuho Financial Group is, or on the next interest payment date would be, required to pay any additional amounts with respect to such series as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus and such obligation arises as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority in or of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of this prospectus supplement, and which obligation cannot be avoided by measures reasonably available to Mizuho Financial Group; provided that, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Mizuho Financial Group would be obligated to make such payment of additional amounts if a payment in respect of the relevant series of Notes were then due. Prior to the mailing to holders of the relevant series of Notes of any notice of redemption of the relevant series of Notes pursuant to the foregoing, the Indenture requires that Mizuho Financial Group certifies to the trustee that the requirements for redemption have been met and delivers therewith to the trustee an opinion of independent tax counsel or tax consultant of recognized standing, which opinion shall be reasonably satisfactory to the trustee, to the effect that such circumstances exist. The trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders of the relevant series of Notes.

Additional amounts are payable by Mizuho Financial Group under the circumstances described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Repurchases

Mizuho Financial Group or any of its subsidiaries may, at any time, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations), purchase any or all of the Notes in the open market or otherwise at any price. Subject to applicable law, neither Mizuho Financial Group nor any of its subsidiaries shall have any obligation to purchase or offer to purchase any Notes held by any holder as a result of its purchase or offer to purchase Notes held by any other holder, whether on the open market or otherwise. Any such Notes purchased by Mizuho Financial Group or any of its subsidiaries may, at the discretion of Mizuho Financial Group or the relevant subsidiary, be held, resold or surrendered to the paying agent for cancellation by Mizuho Financial Group or any such subsidiary, as the case may be. The Notes so purchased, while held by or on behalf of Mizuho Financial Group or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the holders of the relevant series of Notes and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the holders of such series of Notes or for the purposes of “Description of the Debt Securities—Acceleration Upon an Event of Default” in the accompanying prospectus.

Trustee, Paying Agent, Registrar, Transfer Agent and Calculation Agent

The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, U.S.A., will initially act as trustee, paying agent, registrar, transfer agent and calculation agent with respect to the Notes. Mizuho Financial Group may change the paying agent, registrar, transfer agent or calculation agent without prior notice to the holders of the Notes (but with prior notice to the trustee), and Mizuho Financial Group or any of its subsidiaries may act as paying agent, registrar, transfer agent or calculation agent.

Clearance and Settlement

The Notes have been accepted for clearance through DTC for the accounts of its participants, including Euroclear and Clearstream.

SGX-ST Listing

The Notes will be traded on the SGX-ST in a minimum board lot size of $200,000 for so long as the Notes are listed on the SGX-ST.

So long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, Mizuho Financial Group will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for Definitive Notes in certificated form. In addition, in the event that any of the Global Notes is exchanged for Definitive Notes in certificated form, an announcement of such exchange shall be made by or on behalf of Mizuho Financial Group through the SGX-ST and such announcement will include all material information with respect to the delivery of the Definitive Notes in certificated form, including details of the paying agent in Singapore.

TAXATION

The following summaries are not intended as a complete analysis of the tax consequences under Japanese or United States law of the acquisition, ownership and sale of the Notes by investors. Potential investors should consult their own tax advisors on the tax consequences of acquisition, ownership, sale, and other relevant circumstances concerning the Notes, including specifically the applicable tax consequences under Japanese or United States laws, the law of the jurisdiction of their country of residence (if relevant) and any tax treaty between Japan and their country of residence.

Japanese Taxation

The following is a general description of certain Japanese tax aspects of the Notes and does not purport to be a comprehensive description of the tax aspects of the Notes. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive. Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisors in order to ascertain their particular circumstances regarding taxation.

The statements below are based on current tax laws and regulations in Japan and current tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the Notes or any person purchasing, selling or otherwise dealing in the Notes or any tax implication arising from the purchase, sale or other dealings in respect of the Notes.

The Notes

The Notes do not fall under the concept of so-called “taxable linked notes” as described in Article 6, Paragraph 4 of the Special Taxation Measures Act, i.e., notes of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order (as defined below) under the Special Taxation Measures Act) relating to Mizuho Financial Group or a specially-related person of Mizuho Financial Group (as defined below).

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of Notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by Noteholders in connection with the issue of the Notes, nor will such taxes be payable by Noteholders in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired Notes from another individual as legatee, heir or donee.

Representation by Investor upon Initial Distribution of Notes

BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) BELOW. The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group (as defined below) or (ii) a Designated Financial Institution (as defined below), except as specifically permitted under the Special Taxation Measures Act.

Interest and Redemption Gain or Redemption Loss on Notes

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the Notes and the redemption gain or the redemption loss, meaning any positive or negative difference between the holder’s acquisition price of the Notes and the amount which the holder receives upon redemption of such Notes, (the “Redemption Gain” or the “Redemption Loss,” as the case may be), where such Notes are issued by Mizuho Financial Group outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the Notes, and no definitive bonds and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1.	Non-resident Investors

If the recipient of interest on the Notes or of the Redemption Gain with respect to the Notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences for such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of Mizuho Financial Group (as defined below). Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of Mizuho Financial Group (as defined below), income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group under Japanese tax law.

1.1	Interest

(1)

If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the Notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i)

if the relevant Notes are held through a participant in an international clearing organization such as DTC or a financial intermediary prescribed by the Special Taxation Measures Act and the relevant cabinet order thereunder (the “Cabinet Order,” together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, the “Act”) (each, a “Participant”), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant Notes, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of Mizuho Financial Group (as defined below)), and that Mizuho Financial Group prepare and file a certain confirmation prescribed by the Act (an “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

(ii)

if the relevant Notes are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence, and that Mizuho Financial Group file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by Mizuho Financial Group of income tax at the rate of 15.315% of the amount of such interest.

(2)

If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by Mizuho Financial Group, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in Paragraph 1.1(1) above are complied with.

Failure to do so will result in the withholding by Mizuho Financial Group of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3)

Notwithstanding Paragraphs 1.1(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with Mizuho Financial Group (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, Mizuho Financial Group) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph 4 of the Special Taxation Measures Act (such person is referred to as a “specially-related person of Mizuho Financial Group”) as of the beginning of the fiscal year of Mizuho Financial Group in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

(4)

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of Mizuho Financial Group) is subject to Japanese withholding tax with respect to interest on the Notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this document, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain and Switzerland. Under the tax treaties between Japan and the United States, the United Kingdom, Denmark, Germany, Austria, Belgium or Sweden, interest paid to qualified United States, United Kingdom, Danish, German, Austrian, Belgian or Swedish residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Japan has also signed amendments to the existing tax treaty with Spain generally exempting interest from Japanese withholding tax; however, this amending protocol has not yet entered into force. Under the current income tax treaties between Japan and France, Australia, the Netherlands, New Zealand or Switzerland, certain limited categories of qualified French, Australian, Dutch, New Zealand or Swiss residents receiving interest on the Notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax for interest on the

Notes (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by Mizuho Financial Group are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) through Mizuho Financial Group to the relevant tax authority before payment of interest.

(5)

Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the Notes becomes a specially-related person of Mizuho Financial Group, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of Mizuho Financial Group becomes a beneficial owner of the Notes, and (b) if such Notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the Notes. As described in Paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of Mizuho Financial Group for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of Mizuho Financial Group in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of Mizuho Financial Group.

1.2	Redemption Gain or Redemption Loss

(1)

If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain. If there is any Redemption Loss, such Redemption Loss will be disregarded for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(2)

If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(3)

Notwithstanding Paragraphs 1.2(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of Mizuho Financial Group as of the beginning of the fiscal year of Mizuho Financial Group in which such individual non-resident of Japan or non-Japanese corporation acquired such Notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that exemption may be available under the relevant income tax treaty. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

2.	Resident Investors

If the recipient of interest on the Notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of Mizuho Financial Group, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph 9 of the Special Taxation Measures Act or (ii) a Public Corporation (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph 6 of the Special Taxation Measures Act). In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding their regular income tax or corporate tax consequences otherwise than by way of withholding, bearing in mind, including the treatment of the Redemption Loss especially for individual residents of Japan, the change to the taxation regime of Notes that took effect on January 1, 2016.

2.1	Interest

(1)

If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution (as defined below) or a Public Corporation (as defined below), who complies with the requirement as referred to in Paragraph 2.1(2) below) receives payments of interest on the Notes through certain Japanese payment handling agents as defined in Article 2-2 Paragraph 2 of the Cabinet Order (each a “Japanese Payment Handling Agent”), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by Mizuho Financial Group. As Mizuho Financial Group is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform Mizuho Financial Group through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2)

If the recipient of interest on the Notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law (kokyohojin tou) (a “Public Corporation”) or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph 6 of the Special Taxation Measures Act (each, a “Specified Financial Institution”) that keeps its Notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the Notes (the “Japanese Custodian”) and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Act, no withholding tax is levied on such interest. However, since Mizuho Financial Group is not in a position to know in advance the recipient’s tax exemption status, the recipient of interest falling within this category should inform Mizuho Financial Group through a paying agent of its status in a timely manner. Failure to so notify Mizuho Financial Group may result in the withholding by Mizuho Financial Group of a 15.315% income tax.

(3)

If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution (as defined below) which complies with the requirements described in Paragraph 2.1(4) below) receives interest on the Notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group.

(4)

If a Japanese bank, Japanese insurance company, Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph 9 of the Special Taxation Measures Act (each, a “Designated Financial Institution”) receives interest on the Notes not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in Paragraph 1.1(1) above are complied with, no withholding tax will be imposed.

2.2	Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3.	Special Additional Tax for Reconstruction from the Great East Japan Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. There will also be certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period mentioned above.

United States Taxation

The following is a summary of certain U.S. federal income tax consequences, as of the date of this prospectus supplement, of the purchase, ownership and disposition of the Notes by a U.S. holder (as defined below). Unless otherwise stated, this summary deals only with Notes held as capital assets by persons who purchase the Notes upon original issuance at their initial offering price.

As used herein, a “U.S. holder” means a beneficial owner of the Notes that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the Notes as part of a hedging, integrated or conversion transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person holding the Notes in connection with the conduct of a trade or business in Japan;

•

a person required to accelerate the recognition of any item of gross income with respect to the Notes for U.S. federal income tax purposes as a result of such income being recognized on an applicable financial statement;

•	a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such an entity); or

•	a U.S. holder whose “functional currency” is not the U.S. dollar.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings, judicial decisions and the income tax treaty between the United States and Japan, in each case as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

If an entity treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership for U.S. federal income tax purposes that holds Notes, you should consult your tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income or the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of Notes. If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Notwithstanding the possibility that the Notes may become subject to loss absorption as described above, we intend to take the position (to the extent that we are required to take a position) that the Notes will be treated as indebtedness for U.S. federal income tax purposes, and the balance of this summary assumes that the Notes will be treated as indebtedness for U.S. federal income tax purposes.

Interest

Interest on the Notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

In addition to interest payments on the Notes (which includes any Japanese tax withheld from the interest payments you receive), you will be required to include in income any additional amounts paid in respect of such Japanese tax withheld. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). However, any Japanese withholding taxes on interest will not be eligible for a foreign tax credit to the extent that the taxes are refundable under Japanese law or the income tax treaty between the United States and Japan (the “Treaty”) or could have been eliminated by providing the Interest Recipient Information or Written Application for Tax Exemption described in “Japanese Taxation—Interest and Redemption Gain or Redemption Loss on Notes—Non-resident Investors—1.1 Interest.” As discussed above in “Japanese Taxation—Interest and Redemption Gain or Redemption Loss on Notes—Non-resident Investors—1.1 Interest,” interest payments on the Notes are currently eligible for an exemption from Japanese withholding tax under the Treaty; therefore, if you are eligible for the benefits of the Treaty, you generally will not be entitled to a foreign tax credit for any Japanese tax withheld. Any interest income (including any additional amounts) on a Note generally will be considered foreign source income and, for purposes of the United States foreign tax credit, generally will be considered passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Sale, Exchange or Other Taxable Disposition of Notes

Upon the sale, exchange or other taxable disposition (including a retirement or redemption) of a Note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or other taxable disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income for U.S. federal income tax purposes to the extent not previously included in income) and the tax basis of the Note. Your tax basis in a Note will, in general, be your cost for that Note. Any gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if you have held the Note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss you recognize upon the sale, exchange or other taxable disposition of a Note will generally be treated as United States source gain or loss for purposes of computing your foreign tax credit limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of interest on the Notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a Note paid to you (unless, in each case, you are an exempt recipient). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service (the “IRS”).

Foreign Financial Asset Reporting

Certain U.S. holders are required to report information relating to an interest in the Notes, subject to certain exceptions (including an exception for Notes held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Notes. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the Notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and (iii) entities whose underlying assets are considered to include plan assets of any such plans, accounts or arrangements (each of the foregoing described in clauses (i)-(iii), we refer to as a “Plan”), and on those persons who are fiduciaries with respect to Plans.

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (collectively, we refer to these Plans as “Covered Plans”), including the requirement of investment prudence and diversification and the requirement that a Covered Plan’s investments be made in accordance with the documents governing the Covered Plan. The prudence of a particular investment must be determined by the responsible fiduciary of a Covered Plan by taking into account the Covered Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the Notes.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Covered Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Covered Plans unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or Section 4975 of the Code. In addition, a fiduciary of the Covered Plan who engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if the Notes are acquired with the assets of a Covered Plan with respect to which the Issuer, the underwriters or any of their respective affiliates is a party in interest or disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Covered Plan fiduciary making the decision to acquire or hold any Notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts), and PTCE 96-23 (relating to transactions effected by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that none of the Transaction Parties have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction, and provided further that the Covered Plan pays no more, and receives no less, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding any Notes in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that any of these exemptions or any other administrative or statutory exemption will be available with respect to any particular transaction involving the Notes.

Any insurance company proposing to invest assets of its general account in the Notes should consider the extent to which such investment would be subject to the requirements of Title I of ERISA and Section 4975 of the Code in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993) and Section 401(c) of ERISA. Such an insurance company should consider (i) the exemptive relief granted by the U.S. Department of Labor for transactions involving insurance company general accounts in PTCE 95-60 and (ii) if such exemptive relief is not available, whether its acquisition of or holding of any Notes or any interest therein will not require an exemption because the assets used for such acquisition are not subject to Title I of ERISA or Section 4975 of the Code. The final regulations provide guidance on which assets held by an insurance company constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

Plans which are, or whose assets constitute the assets of, governmental plans (within the meaning of Section 3(32) of ERISA), certain church plans (within the meaning of Section 3(33) of ERISA) and non-U.S. plans, accounts, funds or programs, may not be subject to the fiduciary responsibility provisions of Title I of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans should consult with its legal advisors before deciding whether or not to acquire any Notes.

By its acquisition of any Notes (or any interest therein), each purchaser and subsequent transferee thereof will be deemed to have represented and warranted, on each day from the date on which such purchaser or transferee, as applicable, acquires its interest in such Notes through and including the date on which such purchaser or transferee, as applicable, disposes of its interest in such Notes, either that (a) it is not acquiring or holding the Notes or any interest therein with the assets of a Plan or (b) its acquisition, holding and disposition of the Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all inclusive, and neither this discussion nor anything in this prospectus supplement is, or is intended to be, investment advice directed at any purchaser that is using plan assets of a Plan or at such purchasers generally. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes.

Each purchaser and holder of the Notes will have exclusive responsibility for ensuring that its purchase and holding of the Notes does not violate the applicable fiduciary and prohibited transaction rules of ERISA and the Code or the provisions of any applicable Similar Law. Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchaser, or to Plan purchasers generally, and such purchasers and holders of the Notes should consult and rely on their own counsel and advisers as to whether an investment in the Notes is suitable for the Plan. The sale of Notes to any Plan is in no respect a representation by any Transaction Party that such an investment meets all relevant legal requirement with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for Plans generally or any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated July 6, 2020, between us and the underwriters named below, for whom Mizuho Securities USA LLC and J.P. Morgan Securities LLC are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amounts of the Notes listed opposite their names below.

Underwriters	Principal Amount of 4-year Notes	Principal Amount of 11-year Notes	Principal Amount of Floating Rate Notes
Mizuho Securities USA LLC	$638,000,000	$580,000,000	$232,000,000
J.P. Morgan Securities LLC	220,000,000	200,000,000	80,000,000
BofA Securities, Inc.	55,000,000	50,000,000	20,000,000
Goldman Sachs & Co. LLC	55,000,000	50,000,000	20,000,000
Citigroup Global Markets Inc.	13,750,000	12,500,000	5,000,000
Natixis Securities Americas LLC	13,750,000	12,500,000	5,000,000
Daiwa Capital Markets America Inc.	11,000,000	10,000,000	4,000,000
BNY Mellon Capital Markets, LLC	5,500,000	5,000,000	2,000,000
CastleOak Securities, L.P.	5,500,000	5,000,000	2,000,000
CIBC World Markets Corp.	5,500,000	5,000,000	2,000,000
Citizens Capital Markets, Inc.	5,500,000	5,000,000	2,000,000
Crédit Agricole Corporate and Investment Bank	5,500,000	5,000,000	2,000,000
Danske Markets Inc.	5,500,000	5,000,000	2,000,000
ICBC Standard Bank Plc	5,500,000	5,000,000	2,000,000
ING Financial Markets LLC	5,500,000	5,000,000	2,000,000
KKR Capital Markets LLC	5,500,000	5,000,000	2,000,000
The Korea Development Bank	5,500,000	5,000,000	2,000,000
Loop Capital Markets LLC	5,500,000	5,000,000	2,000,000
Mischler Financial Group, Inc.	5,500,000	5,000,000	2,000,000
Rabo Securities USA, Inc.	5,500,000	5,000,000	2,000,000
R. Seelaus & Co., LLC	5,500,000	5,000,000	2,000,000
Samuel A. Ramirez & Company, Inc.	5,500,000	5,000,000	2,000,000
Santander Investment Securities Inc.	5,500,000	5,000,000	2,000,000
Siebert Williams Shank & Co., LLC	5,500,000	5,000,000	2,000,000

Total	$1,100,000,000	$1,000,000,000	$400,000,000

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to approval of certain legal matters by their counsel and to certain other conditions.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the Notes, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

Commissions

The underwriters have advised us that they propose initially to offer each series of the Notes at the public offering prices listed on the cover page of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase each series of the Notes from us at the public offering price, and we have agreed to pay the underwriters a fee of 0.250% of the principal amount of the 4-year Notes, a fee of 0.450% of the principal amount of the 11-year Notes and a fee of 0.250% of the principal amount of the Floating Rate Notes.

The estimated expenses, not including the underwriting commissions, in connection with the offer and sale of the Notes payable by us include the following:

Securities and Exchange Commission registration fee	$324,500
Legal fees and expenses	554,000
Accounting fees and expenses	154,500
Trustee, registrar and paying agent fees and expenses	48,500
Miscellaneous	86,000

Total	$1,167,500

We have agreed to reimburse the underwriters for certain legal expenses in connection with this offering. The underwriters have agreed to reimburse us for certain documentation-related expenses incurred in connection with this offering.

New Issue of the Notes

The Notes are a new issue of securities with no established trading market. Approval-in-principle has been received for the listing of the Notes on the SGX-ST. Certain underwriters have advised us that they presently intend to make a market in the Notes after completion of this offering. Mizuho Securities USA LLC may use this prospectus supplement and the accompanying prospectus in connection with such market-making activity. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. We cannot assure the liquidity of the trading market for the Notes. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See “Risk Factors—Risks Relating to the Notes—There is no prior market for the Notes, and the Notes may have limited liquidity.”

Settlement

We expect that delivery of the Notes will be made to investors on or about July 10, 2020, which will be the 4th New York business day following the date of this prospectus supplement (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder may be required, by virtue of the fact that the Notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

During the period commencing on the date hereof and ending the closing date of this offering, we have agreed that we will not, without first obtaining the prior written consent from the representatives of the underwriters, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities of ours, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization and Short Positions

In connection with the offering, the underwriters and/or any person acting on behalf thereof may purchase and sell the Notes in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters and/or any person acting on behalf thereof of a greater principal amount of the Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the underwriters and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. These transactions may also include stabilizing transactions by the underwriters and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the underwriters may impose a penalty bid. A penalty bid is an arrangement that permits the underwriters and/or any person acting on behalf thereof to reclaim a selling concession from a syndicate member in connection with the offering when the Notes originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. However, there is no assurance that the underwriters and/or any person acting on behalf thereof will undertake any stabilization action. Any stabilization action may begin at any time, on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended or discontinued at any time, but it must end no later than the earlier of 30 days after the Notes are issued and 60 days after the date of the allotment of the Notes. Any stabilization action will be conducted in accordance with the law.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), assets, currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business, which, for the avoidance of doubt, includes Mizuho Financial Group or its subsidiaries and affiliates. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, assets, currencies or commodities.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

Conflicts of Interest

Mizuho Securities USA LLC is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. Mizuho Securities USA LLC will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Selling Restrictions in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and are subject to the Special Taxation Measures Act. Each of the underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, any Notes in Japan or to, or for the benefit of, any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and government guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, directly or indirectly offer or sell any Notes to, or for the benefit of, any person other than a beneficial owner that is (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with Mizuho Financial Group as described in Article 6, Paragraph 4 of the Special Taxation Measures Act or (b) a Japanese financial institution, designated in Article 6, Paragraph 9 of the Special Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, Mizuho Securities USA LLC, a specially-related person of Mizuho Financial Group and acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution of the Notes, the remainder of the Notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the Notes that it acquired or purchased from us in its capacity as an underwriter.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers in the provinces of Alberta, British Columbia, Nova Scotia, Ontario, Quebec and Saskatchewan purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus and registration requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

We and the underwriters hereby notify prospective Canadian purchasers that:

(a)

we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, e-mail address, telephone number and the aggregate purchase price of any Notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106;

(b)

such personal information may be delivered to the securities regulatory authority or regulator in the purchaser’s local jurisdiction(s) (the “Regulator”) where the Form 45-106F1 is filed in accordance with NI 45-106;

(c)	such personal information is collected indirectly by the Regulator under the authority granted to it in securities legislation;

(d)	such personal information is collected for the purposes of the administration and enforcement of the securities legislation of the purchaser’s local jurisdiction; and

(e)	the public official who can answer questions about the Regulator’s indirect collection of personal information is:

a.

in Alberta, the FOIP Coordinator, Alberta Securities Commission, Suite 600, 250—5th Street SW, Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, Toll free in Canada: 1-877-355-0585, Fax: (403) 297-2082;

b.

in British Columbia, FOI Inquiries, British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Inquiries: (604) 899-6854, Toll free in Canada: 1-800-373-6393, Fax: (604) 899-6581, Email: FOI-privacy@bcsc.bc.ca;

c.

in Nova Scotia, the Executive Director, Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768, Fax: (902) 424-4625;

d.

in Ontario, the Inquiries Officer, Ontario Securities Commission, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, Toll free in Canada: 1-877-785-1555, Fax: (416) 593-8122, Email: exemptmarketfilings@osc.gov.on.ca;

e.

in Québec, the Corporate Secretary, Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or 1-877-525-0337, Fax: (514) 873-6155 (For filing purposes only), Fax: (514) 864-6381 (For privacy requests only), Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers), fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers); and

f.	in Saskatchewan, the Director, Financial and Consumer Affairs Authority of Saskatchewan, Suite 601-1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5842, Fax: (306)787-5899.

Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the Regulator, and to have acknowledged and consented to its name, address, e-mail address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this document, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Prohibition of Sales to EEA and UK Retail Investors

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or EEA, or the UK. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (b) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to any retail investors in the EEA or the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA or the UK will be made pursuant to an exemption under the Prospectus Regulation (Regulation (EU) 2017/1129), or the Prospectus Regulation, from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us, and all applicable provisions of the FSMA have been complied with and will be complied with in respect to anything done in relation to the Notes in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or in the underwriters’ possession for the purposes of this offering or will be issued or in the underwriters’ possession for the purposes of this offering in Hong Kong or elsewhere other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Future Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)

to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

By accepting this prospectus supplement and (where applicable) the Notes, the person into whose possession this prospectus supplement comes agree to be bound by the limitations and restrictions set out above. The offer or intended offer or sale, or invitation for subscription or purchase, of the Notes does not relate to a collective investment scheme which is authorized under Section 286 of the SFA or recognized under Section 287 of the SFA.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in or into Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), except under the following exemptions under the FinSA:

(a)	to any investor that qualifies as a professional client within the meaning of the FinSA;

(b)	to fewer than 500 investors (other than professional clients within the meaning of the FinSA);

(c)	in any other circumstances falling within article 36 of the FinSA;

provided, in each case, that no such offer of Notes referred to in (a) through (c) above shall require the publication of a prospectus for offers of Notes pursuant to the FinSA.

The Notes will not be listed or admitted to trading on the SIX Swiss Exchange or on any other trading venue in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us may be distributed or otherwise made available in Switzerland in an manner which would require the publication of a prospectus in Switzerland pursuant to the FinSA.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and investors in the Notes will not benefit from protection or supervision by such authority.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the fiscal year ended March 31, 2020, and the effectiveness of our internal control over financial reporting as of March 31, 2020, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young ShinNihon LLC’s address is 1-1-2 Yurakucho, Chiyoda-ku, Tokyo 100-0006, Japan.

LEGAL MATTERS

The validity of the Notes with respect to United States federal law and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2020, filed on July 2, 2020 (File Number 001-33098).

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed with or furnished to the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan

Attention: Investor Relations Department

Telephone: +81-3-5224-2029

Fax: +81-3-5224-1058

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://www.mizuho-fg.com.

PROSPECTUS

Mizuho Financial Group, Inc.

(incorporated in Japan)

Senior Debt Securities

Subordinated Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities or subordinated debt securities, which we collectively refer to as the “debt securities.”

We may offer and sell any combination of the debt securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of the debt securities and the general manner in which the debt securities will be offered. We will provide the specific terms of the debt securities in supplements to this prospectus. These prospectus supplements will also describe the specific manner in which the debt securities will be offered and may also supplement, update or amend information contained in this prospectus. Before you invest in any of the debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

The debt securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the debt securities covered by the prospectus supplement.

Investing in our securities involves risks. See “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors.”

Neither the SEC nor any state securities commission has approved or disapproved of the debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 19, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” in this prospectus before purchasing any of our debt securities.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus and any prospectus supplement, “MHFG,” “we,” “us,” and “our” refer to Mizuho Financial Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. “Mizuho Financial Group” refers to Mizuho Financial Group, Inc. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Unless otherwise specified, for purposes of this prospectus, we have presented our financial information in accordance with U.S. GAAP. Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

There are certain differences between U.S. GAAP and Japanese GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein or in any prospectus supplement is presented in accordance with U.S. GAAP or Japanese GAAP, as specified herein or in such prospectus supplement or in the relevant document being incorporated by reference herein or therein. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus and any prospectus supplement, references to “U.S. dollars,” “dollars” and “$” refer to the lawful currency of the United States and those to “yen” and “¥” refer to the lawful currency of Japan. This prospectus or any prospectus supplement or the documents incorporated by reference herein or therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus and any prospectus supplement, yen figures and percentages presented in accordance with U.S. GAAP have been rounded to the figures shown, and yen figures and percentages presented in accordance with Japanese GAAP have been truncated to the figures shown, except for figures based on managerial accounting, which are rounded, and, in each case, unless otherwise specified. However, in some cases, figures presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus, all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain in a number of places forward-looking statements regarding the intent, belief, current expectations and targets of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In many cases, but not all, we use such words as “aim,” “anticipate,” “believe,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “strive,” “target” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 20-F, in any updates to those risk factors in our reports on Form 6-K incorporated herein and in the applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement and free writing prospectus prepared by or on behalf of us or to which we refer you, in light of your particular investment objectives and financial circumstances.

MIZUHO FINANCIAL GROUP, INC.

We are a joint stock corporation with limited liability under the laws of Japan. We engage in banking, trust banking, securities and other businesses related to financial services. For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2019 presented in accordance with U.S. GAAP. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus.

As of March 31, 2019
(in millions of yen)
Indebtedness:
Short-term borrowings	¥21,587,211
Long-term debt	11,529,400

Total indebtedness	33,116,611

Equity:
MHFG shareholders’ equity:
Common stock—no par value, 48,000,000,000 shares authorized, 25,392,498,945 shares issued	5,829,657
Retained earnings	2,740,545
Accumulated other comprehensive income, net of tax	164,021
Less: Treasury stock, at cost—Common stock 33,962,404 shares	(7,704)
Total MHFG shareholders’ equity	8,726,519

Noncontrolling interests	774,974

Total equity	9,501,493

Total capitalization and indebtedness	¥42,618,104

USE OF PROCEEDS

The net proceeds from our sale of the debt securities and the use of these proceeds will be described in an applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior and subordinated debt securities (collectively, the “debt securities”) that we may offer under this prospectus. The specific terms and provisions of a particular series of debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the debt securities. It is qualified in its entirety by the provisions of the senior and subordinated indentures (as described below) and the senior and subordinated debt securities, forms of which will be filed as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of debt securities. You should refer to those documents for additional information.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture between us and The Bank of New York Mellon, which we refer to as the senior trustee, dated as of September 13, 2016, as amended or supplemented from time to time. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into upon the initial issuance of subordinated debt securities between us and The Bank of New York Mellon, which we refer to as the subordinated trustee. Subordinated debt securities may be issued with or without a fixed maturity date. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture,” and the senior trustee and the subordinated trustee are sometimes referred to in this prospectus as the “trustee.” The terms “senior indenture,” “subordinated indenture” and “indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented.

The indentures provide or will provide that we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Neither of the indentures limits or will limit the amount of debt securities that we may issue thereunder, nor contains or will contain any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations, of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding.

The subordinated debt securities of each series will constitute direct, subordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of subordinated debt securities will be described in the applicable prospectus supplement or free writing prospectus relating to such series of subordinated debt securities.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of debt securities being offered. Such information may include:

•	The issue date of the debt securities;

•	The title and type of the debt securities;

•	The ranking of the debt securities, including subordination terms for subordinated debt securities;

•	The initial aggregate principal amount of the debt securities being issued and any limits on the total aggregate principal amount of such debt securities;

•	The issue price of the debt securities;

•	The denominations in which the debt securities will be issuable;

•	The currency in which the debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	The date or dates on which the principal and premium, if any, of the debt securities is payable;

•	The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

The date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•

If the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined, to the extent permitted under applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the FSA, or other applicable regulatory authority;

•	The manner in which and the place or places where principal, premium, if any, and interest will be payable;

•	The right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

Any other or different events of default, modification or elimination of any acceleration rights or covenants with respect to the debt securities of the series, if different from the provisions set forth in this prospectus, and the nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of subordinated debt securities and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•	Any conversion or exchange features of the debt securities;

•

The circumstances under which we will pay additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•

The period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•

The circumstances under which the holders of the debt securities may demand repayment of the debt securities prior to the stated maturity date and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•	The identity of any agents for the debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	Any restrictions applicable to the offer, sale or delivery of the debt securities;

•	Any provisions for the discharge of our obligations relating to the debt securities, if different from the provisions set forth in this prospectus;

•	Material U.S. federal or Japanese tax considerations;

•	If the debt securities will be issued in other than book-entry form;

•	Any listing of the debt securities on a securities exchange;

•

The terms and conditions under which we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series, if different from the provisions set forth in this prospectus;

•

Any write-down, write-up, bail-in or other provisions applicable to a particular series of debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority; and

•	Any other specific terms or conditions applicable to a particular series of debt securities being offered, which shall not be inconsistent with the provisions of the relevant indenture.

The debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Further Issuances

Mizuho Financial Group reserves the right, from time to time, without the consent of the holders of the debt securities of a particular series, to issue additional debt securities on terms and conditions identical to those of a series offered by this prospectus and the applicable prospectus supplement, which additional debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the debt securities of such series; provided however that Mizuho Financial Group shall not issue any further debt securities with the same CUSIP, ISIN or other identifying number as that series of debt securities unless such further debt securities will be treated as fungible with that series of debt securities for U.S. federal income tax purposes. Mizuho Financial Group may also, without the consent of the holders of the outstanding debt securities, issue other debt securities under the indentures as part of a separate series that have different terms from the debt securities offered hereby.

Payment of Additional Amounts

All payments of principal and interest in respect of the debt securities by Mizuho Financial Group shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments, levies or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political subdivision of, or any authority in, or of, Japan having power to tax (“Japanese taxes”), unless such withholding or deduction is required by law. In that event, Mizuho Financial Group shall pay to the holder of each debt security such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such debt security in the absence of such withholding or deduction.

However, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any payment on a debt security:

(i)

to or on behalf of a holder or beneficial owner of a debt security who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such debt security by reason of its (a) having some connection with Japan other than the mere holding of such debt security, or (b) a person having a special relationship with Mizuho Financial Group (a “specially-related person of Mizuho Financial Group”) as described in Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”);

(ii)

to or on behalf of a holder or beneficial owner of a debt security (a) who would be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to Mizuho Financial Group or a paying agent, as appropriate, or (b) whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant international clearing organization to a paying agent;

(iii)

to or on behalf of a holder or beneficial owner of a debt security who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) who complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) a paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by Mizuho Financial Group, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant debt security through a payment handling agent in Japan appointed by it);

(iv)

to or on behalf of a holder or beneficial owner of a debt security who presents a debt security for payment (where presentation is required) more than 30 days after the relevant date (as defined below), except to the extent that such holder or beneficial owner of a debt security would have been entitled to such additional amounts on presenting the same on any date during such 30-day period;

(v)

to or on behalf of a holder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such debt security; or

(vi)	in any case that is a combination of any of (i) through (v) above.

Where a debt security is held through a participant of a clearing organization or a financial intermediary (each, a “participant”), in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a Japanese financial institution (a “designated financial institution”) falling under certain categories prescribed by Article 6, Paragraph 9 of the Special Taxation Measures Act and the cabinet order thereunder (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a debt security must, at the time of entrusting a participant with the custody of the relevant debt security, provide certain information prescribed by the Act to enable the participant to establish that such beneficial owner of a debt security is exempted from the requirement for Japanese taxes to be withheld or deducted (the “interest recipient information”) and advise the participant if such beneficial owner of a debt security ceases to be so exempted, including the case where the relevant beneficial owner of the debt security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of Mizuho Financial Group.

Where a debt security is not held by a participant, in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a designated financial institution, all in accordance with the Act, such beneficial owner of a debt security must, prior to each date on which it receives interest, submit to Mizuho Financial Group or a paying agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “written application for tax exemption”) in the form obtainable from Mizuho Financial Group or any paying agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a debt security, the title of the debt securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a debt security is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

As used in this section, the “relevant date” means the date on which any payment in respect of a debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the paying agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders in accordance with the indenture.

The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, sales, excise, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the debt securities; provided that, except as otherwise set forth in the debt securities and the indenture, Mizuho Financial Group shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the indenture or as a consequence of the issuance of the debt securities.

In addition, no additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code, the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

References to principal or interest in respect of the debt securities shall be deemed to include any additional amounts due in respect of Japanese taxes which may be payable as set forth in the debt securities and the indenture.

Events of Default and Events of Acceleration

Senior Debt Securities

An event of default with respect to any series of senior debt securities is defined under the senior indenture as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus and the applicable prospectus supplement or free writing prospectus as an event of default, having occurred and be continuing:

(i)

default by Mizuho Financial Group in the payment when due of the interest or principal in respect of any of the senior debt securities of such series and the continuance of any such default for a period of 30 days after the date when due, unless Mizuho Financial Group shall have cured such default by payment within such period;

(ii)

Mizuho Financial Group shall fail duly to perform or observe any other term, covenant or agreement contained in any of the senior debt securities of such series or in the senior indenture in respect of the senior debt securities of such series for a period of 90 days after the date on which written notice of such failure, requiring Mizuho Financial Group to remedy the same, shall have been given first to Mizuho Financial Group (and to the trustee in the case of notice by holders referred to in

“—Acceleration Upon an Event of Default” below) by the senior trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series (such notification must specify the event of default, demand that it be remedied and state that the notification is a “notice of default” hereunder);

(iii)

a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended; the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended; the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended; the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended; the “Companies Act”) or any other similar applicable law of Japan, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Mizuho Financial Group, or of all or substantially all of its property or for the winding-up or liquidation of its affairs, shall have been issued, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or

(iv)

Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of itself or of all or substantially all of its property, or an effective resolution shall have been passed by Mizuho Financial Group for the winding up or dissolution of its affairs, other than for the purpose of an amalgamation or merger, provided that the continuing or successor corporation in such amalgamation or merger has effectively assumed the obligations of Mizuho Financial Group under the senior debt securities of such series and the senior indenture.

Provision and Withholding of Notice of Default. Pursuant to the senior indenture, the senior trustee shall give notice to the holders of the relevant series of senior debt securities of all defaults known to the senior trustee which have occurred. The senior trustee shall transmit the notice within 90 days after the occurrence of an event of default, unless the defaults have been cured before the transmission of such notice. However, except in the case of default in the payment of principal of or interest on the senior debt securities, the senior trustee may withhold notice of default if and so long as responsible officers of the trustee determine in good faith that the withholding of the notice is in the interests of the holders of the relevant series of senior debt securities.

Acceleration Upon an Event of Default. The senior indenture provides that, unless otherwise set forth in a supplemental indenture, if any event of default occurs and is continuing with respect to a series of senior debt securities, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series, by notice in writing to Mizuho Financial Group (and to the trustee if given by the holders), may declare the principal of and accrued interest on the senior debt securities of such series to be due and payable immediately.

Subordinated Debt Securities

Events of acceleration applicable to a series of subordinated debt securities will be described in an applicable prospectus supplement or free writing prospectus and set forth in the subordinated indenture relating to such series of subordinated debt securities.

Annulment of Acceleration and Waiver of Defaults

In the case of senior debt securities, in some circumstances, if any or all of the events leading to acceleration under the senior indenture, other than the non-payment of the principal of the senior debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of a series of senior debt securities may (if certain conditions are satisfied) annul past declarations of acceleration or waive past defaults of such series of senior debt securities.

Application of Proceeds

Any money collected from Mizuho Financial Group by a trustee under the relevant indenture upon an event of default (in the case of senior debt securities) or any wind-up, bankruptcy or similar proceeding (in the case of subordinated debt securities) shall be applied in the order described below:

(i)	first, to the payment of costs, fees and expenses to the applicable trustee and any paying agent for the series of debt securities for which money was collected, including reasonable compensation;

(ii)	second, if payment is not due on the principal of the series of debt securities for which money was collected, to the payment of interest on such series of debt securities;

(iii)

third, if payment in accordance with the relevant indenture is due on the principal of the series of debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the debt securities of such series for principal and interest, with interest on the overdue principal; and in case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the debt securities of such series, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

(iv)	finally, to the payment of the remainder, if any, to Mizuho Financial Group or any other person lawfully entitled thereto.

Indemnification of Trustee for Actions Taken on Behalf of Securityholders

The indentures provide or will provide that the trustee with respect to the relevant debt securities shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of such debt securities relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indentures contain or will contain a provision entitling the relevant trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of relevant debt securities under the relevant indenture before proceeding to exercise any right or power at the request of such holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of a series of debt securities outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on the relevant trustee.

Limitation on Suits by Individual Securityholders

The indentures provide or will provide that no individual holder of debt securities may institute any action against Mizuho Financial Group under the relevant indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

(i)	(in the case of senior debt securities) a holder must have previously given written notice to the trustee of the continuing default;

(ii)	the holders of not less than 25% in aggregate principal amount of the debt securities of the affected series, with each such series treated as a single class, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee reasonable indemnity;

(iii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

(iv)

the holders of a majority in principal amount of the debt securities of the affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Covenants

Consolidation, Merger, Sale or Conveyance. The indentures contain or will contain provisions permitting Mizuho Financial Group, without the consent of the holders of the debt securities, to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, provided that (i) Mizuho Financial Group is the surviving party of the consolidation or merger or sale, assignment, transfer, lease or conveyance, or (ii) the successor person or persons that is formed by such consolidation, into which Mizuho Financial Group is merged, or that acquires such properties or assets by the sale, assignment, transfer, lease or conveyance is a joint stock company (kabushiki kaisha) organized under the laws of Japan and assumes Mizuho Financial Group’s obligations on the debt securities and under the indenture and on all series of securities issued thereunder and certain other conditions are met, including that, immediately after giving effect to such transaction, no event of default, in the case of the senior debt securities, and no event of acceleration, in the case of the subordinated debt securities, has occurred and is continuing.

Before the consummation of the proposed consolidation, merger, sale, assignment, transfer, lease or conveyance, Mizuho Financial Group shall deliver an officer’s certificate, and an opinion of counsel, to the effect that the conditions set forth above and in the indenture have been met. The trustee shall be entitled to rely conclusively and without liability upon such officer’s certificate and opinion of counsel.

Evidence of Mizuho Financial Group’s Compliance. There are or will be provisions in the indentures requiring Mizuho Financial Group to furnish to the trustee each year a brief certificate from its principal executive, financial or accounting officer as to his or her knowledge of Mizuho Financial Group’s compliance with all conditions and covenants under the indenture.

Limitation on Actions for Attachment

Each holder of the senior debt securities and the senior trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigo sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended) (the “Deposit Insurance Act”) (or any successor provision thereto), need to be applied to Mizuho Financial Group, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Mizuho Financial Group shall, as soon as practicable after the Prime Minister of Japan has confirmed that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, deliver a written notice of such event to the senior trustee and to the holders of the senior debt securities. Any failure or delay by Mizuho Financial Group to provide such written notice shall not change or delay the effect of the acknowledgement, acceptance, consent and agreement described in the preceding paragraph.

Limited Rights to Set Off by Holders

Subject to applicable law, each holder of the senior debt securities, by acceptance of any interest in the senior debt securities, agrees that, if (a) Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (act No. 75 0f 2004, as amended), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended), the Companies Act of Japan (Act No. 86 of 2005, as amended) or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, the senior debt securities or the senior indenture.

Permitted Transfer of Assets or Liabilities

Notwithstanding certain requirements under the senior indenture relating to Mizuho Financial Group’s ability to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons as described in “—Covenants—Consolidation, Merger, Sale or Conveyance”, each holder of the senior debt securities and the senior trustee acknowledge, accept, consent and agree to any transfer of Mizuho Financial Group’s assets (including shares of subsidiaries of Mizuho Financial Group) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan to represent and manage and dispose of Mizuho Financial Group’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of its properties or assets for the purpose of such requirements.

Discharge

Unless otherwise set forth in a supplemental indenture, Mizuho Financial Group may discharge all of its obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under each indenture after Mizuho Financial Group has, among other things:

(i)	paid or caused to be paid the principal of and interest on all of the outstanding debt securities or such series outstanding under the relevant indenture in accordance with their terms; or

(ii)	delivered to the paying agent for cancellation all of such outstanding debt securities or such series.

Modification of the Indenture

In the case of subordinated debt securities, no amendment or modification which is prejudicial to any present or future creditor in respect of any senior indebtedness (as such term is defined with respect to the relevant series of subordinated debt securities) shall be made to the subordination provision contained in the relevant subordinated indenture. No such amendment shall in any event be effective against such creditor.

Modification without Consent of Holders. Mizuho Financial Group and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

(i)	evidence the assumption by a successor corporation of Mizuho Financial Group’s obligations under the indenture;

(ii)	add covenants for the protection of the holders of debt securities;

(iii)	cure any ambiguity or correct any inconsistency;

(iv)

add to, change or eliminate any of the provisions of the indenture (provided that such addition, change or elimination shall not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect);

(v)	establish the forms or terms of the debt securities of any series;

(vi)	evidence the acceptance of appointment by a successor trustee; or

(vii)

in the case of subordinated debt securities, allow for the possibility of repayment of principal and interest that is written down pursuant to any write-down, bail-in or other provisions applicable to a particular series of subordinated debt securities, to the extent that Mizuho Financial Group considers that it has become permissible to do so under relevant laws and regulations applicable at the time of modification.

Modification with Consent of Holders. Mizuho Financial Group and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of debt securities issued under each indenture; provided, however, that Mizuho Financial Group and the trustee may not make any of the following changes to the terms of the debt securities, without the consent of each holder that would be affected by the change:

(i)	extend the final maturity of any debt securities of any series or of any installment of principal of any such debt securities;

(ii)	reduce the principal amount;

(iii)	reduce the rate or extend the time of payment of interest;

(iv)	reduce any amount payable on redemption;

(v)	change the currency or other terms in or under which the principal, including any amount of original issue discount, premium, or interest on any debt securities of any series is payable;

(vi)	change any of Mizuho Financial Group’s obligations to pay any additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

(vii)	impair the right to receive payment of the principal of and interest on any debt securities on or after the respective due dates expressed in such debt securities;

(viii)	impair the right to institute suit for the enforcement of any payment on any debt securities when or after due;

(ix)	reduce the percentage of any of the debt securities of any particular series, the consent of whose holders is required for modification of the indenture; or

(x)

in the case of subordinated debt securities, modify or amend any provisions relating to the agreement to subordinate and terms of subordination of the subordinated debt securities of any particular series pursuant to the subordinated indenture.

Concerning the Trustee

Any trustee appointed pursuant to the indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures provide or will provide that upon the occurrence of an event of default with respect to a series of senior debt securities (in the case of senior debt securities) or an event of acceleration with respect to a series of subordinated debt securities (in the case of the subordinated debt securities), the trustee with respect to the relevant debt securities will exercise the rights and powers vested in it by the relevant indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default or event of acceleration, the trustee need only perform those duties that are specifically set forth in the relevant indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the relevant indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the relevant indenture or the debt securities for the benefit of the holders of the debt securities, unless the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The indentures contain or will contain, and the Trust Indenture Act contains, limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the senior indenture while also serving as trustee under the subordinated indenture, and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The indentures provide or will provide that we will indemnify the trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the relevant indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence or bad faith of the trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The indentures provide or will provide that the trustee with respect to a series of debt securities may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The indentures require or will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation organized and doing business under the laws of the United States or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the relevant indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The indentures provide or will provide that all monies paid by Mizuho Financial Group to the trustee or paying agent for a particular series of debt securities for payment of principal or interest on any debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to Mizuho Financial Group and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter look only to Mizuho Financial Group for any payment which such holder may be entitled to collect.

New York Law to Govern

The indentures and the debt securities are or will be governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the indentures, Mizuho Financial Group irrevocably designates Mizuho Bank, Ltd. as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the County of New York, and Mizuho Financial Group irrevocably submits to the jurisdiction of those courts.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the debt securities represented by the Global Notes (as defined below) will be payable in U.S. dollars. Subject to the terms of the relevant indenture, the paying agent will hold all sums received by it for the payment of the principal and interest on the debt securities in trust for the benefit of the holders. Mizuho Financial Group will cause the paying agent to pay such amounts received by it, on the dates payment is to be made, directly to The Depository Trust Company (“DTC”).

Book-Entry; Delivery and Form

DTC

The debt securities will initially be issued to investors only in book-entry form. Each series of debt securities will initially be in the form of one or more fully registered global notes (the “Global Notes”). The Global Notes will be issued and registered in the name of Cede & Co., acting as nominee for DTC, which will act as securities depositary for the debt securities. The Global Notes will initially be deposited with The Bank of New York Mellon, acting as custodian for DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”), or persons who hold interests through participants (including Euroclear and Clearstream). Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Unless and until debt securities in certificated form are issued, the only registered holder will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary.

Investors may hold their interests in a Global Note directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system, including Euroclear or Clearstream. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through DTC. Beneficial owners will be permitted to exercise their rights only indirectly through DTC, Euroclear, Clearstream and their participants.

DTC advises that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in the Euroclear system may hold and transfer book-entry interests in the debt securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Investors electing to acquire, hold or transfer debt securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such intermediary with respect to the settlement of secondary market transactions in debt securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the debt securities. Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the individual debt securities.

Euroclear has advised that, under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in debt securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to the debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear operator to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters of an offering of debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement or free writing prospectus.

Transfers

Purchases of debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities, a beneficial owner of an interest in a Global Note, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a Global Note will not receive written confirmation from DTC of their purchases, but they are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which they purchased the debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of interests in a Global Note. Beneficial owners of interests in a Global Note will not receive debt securities in certificated form representing their ownership interests in the debt securities unless use of the book-entry system for the debt securities is discontinued.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the clearing system business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the clearing system business day following settlement in DTC.

Limitations on Responsibilities

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a Global Note. DTC’s records reflect only the identity of the DTC participants to whose accounts those debt securities are credited, which may or may not be the beneficial owners of interests in a Global Note. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts those debt securities are credited, which also may or may not be the beneficial owners of interests in a Global Note. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC’s Procedures for Notices, Voting and Payments

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Note for all purposes under the debt securities and the indentures. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures.

Mizuho Financial Group expects that DTC will take any action permitted to be taken by a holder of the debt securities, including the presentation of debt securities for exchange, only at the direction of one or more of its participants to whose account DTC’s interests in the Global Notes are credited and only in respect of that portion of the aggregate, principal amount of debt securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a Global Note will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The paying agent will send or forward any notices in respect of the debt securities held in book-entry form to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to Mizuho Financial Group as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose account the debt securities are credited on the record date.

Payment of principal of and interest on the debt securities held in book-entry form will be made to Cede & Co. or another nominee of DTC by the paying agent in immediately available funds. DTC’s practice is to credit its participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC’s participants and indirect participants to beneficial owners of interests in a Global Note will be governed by standing instructions and customary practices, and will be the responsibility of those participants and indirect participants and not of DTC or Mizuho Financial Group, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on the debt securities or other amounts to DTC is the responsibility of Mizuho Financial Group, disbursement of these payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a Global Note is the responsibility of participants and indirect participants.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Mizuho Financial Group nor the trustees, the registrar or the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Exchange of Global Notes for Certificated Debt Securities

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by Mizuho Financial Group within 90 days, or if there shall have occurred and be continuing an event of default with respect to the senior debt securities or an event of acceleration with respect to the subordinated debt securities, Mizuho Financial Group will issue debt securities in certificated form in exchange for the Global Notes. The certificated debt securities delivered in exchange for beneficial interests in any Global Note will be registered in the names requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange shall be made free of charge to the beneficial owners of the Global

Notes, except that a person receiving certificated debt securities must bear the cost of insurance, postage, transportation and other related costs in the event that such person does not take delivery of such certificated debt securities at the offices of the paying agent. The debt securities are not issuable in bearer form. Except in the limited circumstances described above, owners of interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form.

Payment of principal and interest in respect of the certificated debt securities shall be payable at the office of agency of Mizuho Financial Group in the City of New York which shall initially be the corporate trust office of the trustees, at 240 Greenwich Street, New York, New York 10286, U.S.A. or at the office of the paying agent (which shall initially be The Bank of New York Mellon), provided that, at the option of Mizuho Financial Group, payment may be made by wire transfer or by mailing checks for such interest payable to or upon the written order of such holders at their last addresses as they appear on the registry books of Mizuho Financial Group (in the case of registered securities) or at such other addresses as may be specified in the written orders of the holders; and provided further that, payments of any interest on certificated debt securities (other than at maturity) may be made by the paying agent, in the case of a registered holder of at least $10,000,000 principal amount of debt securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee, provided such registered holder so elects by giving written notice to the paying agent designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the paying agent may accept in its discretion). Unless such designation is revoked, any such designation made by such holder with respect to such debt securities shall remain in effect with respect to any future payments with respect to such debt securities payable to such holder.

If any debt securities are listed on any securities exchange, such debt securities will be subject to any applicable rules of such securities exchange.

Other Procedures

The applicable prospectus supplement for subordinated debt securities may describe procedures for any write-down, write-up, bail-in or other provisions applicable to such subordinated debt securities.

Registration, Transfer and Exchange of Debt Securities

The registrar will maintain a register with respect to the debt securities. The name of the registered holder of each debt security will be recorded in the register. Mizuho Financial Group, the trustees, the registrar and the paying agent may treat the person in whose name any debt security is registered as the absolute owner of the debt security for all purposes and none of them shall be affected by any notice to the contrary.

At the option of the holder, subject to the restrictions contained in the debt security and in the indenture, the debt security may be transferred or exchanged for a like aggregate principal amount of debt securities of different authorized denominations, upon surrender for exchange or registration of transfer, at the registrar’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer or other documentation in a form identified in the indenture. Debt securities issued upon exchange or transfer shall be registered in the name of the holder requesting the exchange or, as the case may be, the designated transferee or transferees and delivered at the registrar’s office, or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees. No service charge, other than any cost of delivery not made by regular mail, shall be imposed for any transfer or exchange of debt securities, but Mizuho Financial Group or the registrar may require payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in connection with any transfer or exchange of debt securities.

Upon the transfer, exchange or replacement of certificated debt securities bearing the legend, the registrar will deliver only certificated debt securities bearing such legend unless Mizuho Financial Group otherwise consents.

Authenticating Agent

The indentures permit or will permit the trustees to appoint an authenticating agent or agents with respect to the debt securities. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the debt securities and debt securities authenticated by such authenticating agent will be entitled to the benefits of the indenture and valid and obligatory for all purposes as if authenticated by the trustee. The trustee may change the authenticating agent at any time, as more fully described in the indentures.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Certain material consequences under Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may offer the debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any debt securities, they will purchase all securities that are offered.

If Mizuho Securities USA LLC or any other broker-dealer affiliate of ours participates in the distribution of our securities, such offering will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

Market-Making Transactions by Affiliates

Mizuho Securities USA LLC or our other affiliates may use this prospectus and the applicable prospectus supplement in market-making transactions involving the debt securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. These affiliates may act as principal or agent in these transactions. These affiliates are not obligated to make a market in any of the debt securities and may discontinue any market-making activities at any time without notice.

The debt securities to be sold in market-making transactions include debt securities to be issued after the date of this prospectus as well as debt securities issued prior to the date of this prospectus.

Information on the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the fiscal year ended March 31, 2019, and the effectiveness of our internal control over financial reporting as of March 31, 2019, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young ShinNihon LLC’s address is 1-1-2 Yurakucho, Chiyoda-ku, Tokyo 100-0006, Japan.

LEGAL MATTERS

The validity of the debt securities with respect to United States federal law and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

ENFORCEMENT OF CIVIL LIABILITIES

Mizuho Financial Group is a joint stock corporation incorporated with limited liability under the laws of Japan. All of its directors and executive officers are non-residents of the United States. All or a substantial portion of the assets of Mizuho Financial Group and the assets of such non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce court judgments predicated upon the civil liability provisions of the U.S. federal or state securities laws against us or those persons in the United States. We have been advised by our Japanese counsel, Nagashima Ohno & Tsunematsu, that there is doubt as to the enforceability in Japan, in original actions or in actions for enforcement of judgments of U.S. courts brought before Japanese courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Our agent for service of process is Mizuho Bank, Ltd.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.

The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “MFG.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2019, filed on July 5, 2019 (File Number 001-33098);

•

our current report on Form 6-K, dated July 31, 2019, concerning our financial condition and results of operations, presented under Japanese GAAP, as of and for the three-month period ended June 30, 2019; and

•	our current report on Form 6-K, dated August 14, 2019, containing certain information about our capital ratios as of June 30, 2019.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these documents by writing or telephoning us at:

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan

Attention: Investor Relations Department

Telephone: +81-3-5224-2029

Fax: +81-3-5224-1058

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at https://www.mizuho-fg.com.